Exhibit 1.1

COMPANIES ACTS, 1963 to 2009

Allied Irish Banks,

public limited company

Memorandum

- AND -

Articles of Association

Adopted 26 July 2011

Bryan Sheridan,

Solicitor,

Bankcentre, Ballsbridge,

Dublin 4.

CONTENTS

	Regulation (s)	Page
Memorandum of Association		1
Articles of Association		8
Subject
Preliminary	1 – 2	8
Capital	3 – 6	14
Variation of Rights	7 – 8	27
Share Capital	9 – 15	27
Lien	16 – 19	31
Calls on Shares	20 – 26	32
Forfeiture of Shares	27 – 32	33
Transfer of Shares	33 – 42	33
Transmission of Shares	43 – 45	35
Stock	46 – 49	35
Increase of Capital	50 – 52	36
Alteration of capital	53	36
Purchase of own Shares	54	37
Reissue of Treasury Shares	55	39
General Meetings	56 – 58	39
Notice of General Meetings	59 – 63	40
Proceedings at General Meetings	64 – 70	41
Votes of Members	71 – 84	43
Voting by the Government Preference Shareholder and Capital Resolution Restrictions	85	44
Corporations Acting by Representatives	86	45
Directors	87 – 91	45
Appointment and Retirement by Rotation of Directors	92 – 98	46
Vacation of Office, Disqualification and Removal of Directors	99 – 100	47
Directors Appointed by the Government Preference Shareholder	101	49
Appointment of Directors to Executive Offices	102	52
Alternate Directors	103	52
Powers of Directors	104 – 107	53
Proceedings of Directors	108 – 115	56
Minutes and Execution and Authentication of Documents etc.	116 – 118	58
Secretary	119	60
Register of Directors’ Share and Debenture Holdings	120	60
The Seal	121	60
Official Seals	122	61
Dividends	123 – 133	61
Reserves	134	65
Capitalisations of Profits	135 – 136	65
Capitalisations in respect of the 2009 Bonus Shares	137	66
Accounts	138 – 143	67
Auditors	144	68
Notices	145 – 154	68
Secrecy	155 – 156	70
Winding Up	157	70
Destruction of Documents	158	71
Indemnity	159	71
Record Dates	160	71

Annexed Special Resolutions passed at Annual General Meetings and Extraordinary General Meetings.

No. 24173.

Certificate of Incorporation

I Hereby Certify

that Allied Irish Banks Limited

is this day Incorporated under the Companies Act, 1963, and that the Company is Limited.

Given under my hand at Dublin, this Twenty first *day of* September *One Thousand Nine Hundred and* Sixty six

Fees and Deed Stamps £ 3 - 15 - 0.

Stamp Duty on Capital £ 0 - 5 - 0.

for M. Sinseoin
Registrar of Companies.

(CERTIFICATE No. 1.)

Gh.12752. H.43172. 3000. 2/65. HELY THOM LTD. SPECIAL

No. 24173

Certificate of Incorporation

ON RE-REGISTRATION AS A PUBLIC LIMITED COMPANY

I Hereby Certify

that ALLIED IRISH BANKS, PUBLIC LIMITED COMPANY

is this day re-registered under the Companies Acts 1963 to 1983 and that the Company is a Public Limited Company.

Given under my hand at Dublin, this Second *day of* January

One Thousand Nine Hundred and Eighty-Five

R Burke
Registrar of Companies.

(CERTIFICATE No. 17)

C3086.140784.500.5/84.WSM1. G27.

COMPANIES ACTS, 1963 to 2009

PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

of

ALLIED IRISH BANKS, public limited company

1.	The name of the Company is “ALLIED IRISH BANKS, public limited company”.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:-

(1)	To carry on the business of banking in all or any of its branches and departments and to provide and undertake all manner of financial services including (but without limitation to the generality of the foregoing), borrowing raising or taking up money; lending or advancing, with or without security money, securities and property; making, drawing, accepting, indorsing, issuing discounting, buying, selling and generally dealing in bills of exchange promissory notes, coupons, bank orders, drafts, bills of lading, warrants, bonds’ debentures, certificates, scrip and other instruments and securities whether transferable or negotiable or not; granting and issuing bankers’ cards, cheque guarantee and cash cards, credit cards, debit cards and all other appropriate instruments, cards or devices; granting and issuing letters of credit, travellers cheques and circular notes; buying, selling, dealing and engaging in other transactions in any currencies, bullion and other commodities of any description; acquiring, holding, issuing on commission, underwriting and dealing with stocks, funds, shares, debentures, debenture stocks, bonds obligations, options, option certificates, securities and investments of all kinds; negotiating loans and advances; arranging and entering into transactions on and relating to the capital markets including, without limitation, derivatives transactions of any description (whether on an exchange or otherwise and whether or not collateralised), sale and repurchase transactions, sell/buy back transactions, securities lending and similar transactions; granting or contracting for open general credits, with or without security; receiving money on deposit or current account at interest or otherwise or for safe custody, receiving securities, valuables and other property on deposit, or for safe custody, or otherwise; transacting business in relation to all kinds of payment or transfer systems or other methods used by bankers or others for the transfer of funds and settlement of debts or transactions (whether in securities or otherwise); owning, controlling, managing, sponsoring or otherwise participating in any fashion whatsoever in electronic commerce initiatives or projects; managing property and generally transacting all kinds of business transacted by bankers; and, in relation to any of the foregoing, doing so by or through any medium or means.

(2)	To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on, or possessed of property or rights suitable for the purposes of the Company and in particular the undertaking business and goodwill of any subsidiary company carrying on business independently of the Company or in competition with it.

(3)	To enter into partnership or into any arrangement for sharing profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise with any person or company carrying on or engaged in or about to carry on or engaged in any business or transaction which the Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company. To lend money to, guarantee the contracts of or otherwise assist any such person or company and to take or otherwise acquire shares (whether partly or fully paid) and securities of any such company, and to sell, hold, re-issue, with or without guarantee, or otherwise deal with the same.

(4)	To amalgamate with any other company having objects altogether or in part similar to those of the Company.

(5)	To promote any company or companies for the purpose of acquiring all or any of the property, rights and liabilities of the Company, or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(6)	To form, promote, acquire, finance, amalgamate with, subsidise and assist building societies, friendly societies, banks, unit trusts, insurance companies or other commercial undertakings of any kind, or any companies, corporations or syndicates of any kind, and to finance, subsidise or assist any firms or individuals, and to negotiate loans of every description with any government state, municipal or other authority, corporation, company, syndicate, firm or person.

(7)	To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any real and personal property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business, and in particular any land and buildings).

(8)	To erect, construct, lay down, enlarge, alter, reconstruct and maintain any buildings and works necessary or convenient for the Company’s business.

(9)	To pay for any business, property or rights acquired by the Company wholly or partially in shares, debentures, debenture stock or other securities or obligations of the Company or belonging to the Company, and whether fully or partly paid, and as part of terms of any such purchase or otherwise to grant options upon any unissued shares of the Company.

(10)	To sell, lease or otherwise dispose of the undertaking of the Company or any part thereof or all or any part of the property of the Company for such consideration as the Company may think fit, and in particular for shares (fully or partly paid), debentures, stocks or securities of any other company having objects altogether or in part similar to those of the Company and generally on such terms as the Company may determine, and to hold, deal with or dispose of any consideration so received.

(11)	Generally to sell, improve, manage, develop, exchange, lease, mortgage enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property and rights of the Company including any investments and securities acquired or agreed to be acquired and generally to vary the investments and securities of the Company from time to time.

(12)	To take, accept, enforce, release or deal with any security for any moneys owing or to become owing to the Company, or for any liabilities incurred or to be incurred towards or by the Company by way of mortgage, pledge hypothecation, deposit or otherwise howsoever of every kind of property or rights (including the security of shares in the Company).

(13)	To hold, maintain, improve and deal with as may seem expedient any property which the Company may become entitled to by foreclosure or otherwise and for the purpose of better realising or dealing with any security to purchase or otherwise acquire the equity of redemption of any share or other interest in any property upon or in connection with which the Company may have any charge or lien.

(14)	To act as trustee for the holders of or otherwise in relation to any stocks shares debentures, debenture stock, bonds or other securities or obligations issued or to be issued by any government, state, principality, local or other authority municipal or other corporation, company or association, and generally to undertake and execute any trusts (whether public or private), the undertaking whereof it may seem desirable to undertake, and to undertake and execute in the Republic of Ireland, Great Britain, Northern Ireland or elsewhere in the world where it may be lawful to do so, and either alone or jointly with others and either in its own name or through or by means of a syndic or officer of or appointed by the Company, the office of receiver, trustee, custodian trustee executor, administrator, committee, treasurer, comptroller, registrar, curator, accountant, or any other office of trust or confidence, and gratuitously or otherwise to perform and discharge the duties incident to any such office and to transact all kinds of business arising in connection therewith, and to keep for any company, corporation, government, state, principality, authority or body (supreme, municipal, local or otherwise) any register relating to any stocks funds shares or securities, or any real or personal property of any kind and to undertake any duties in relation thereto or to the registration of transfers assignments, mortgages, charges, cautions, deeds, documents or other things or the issue of certificates or otherwise, and to act as agent, attorney or nominee solely or jointly for any person or persons, company, corporation, government, state, principality, authority or body (supreme, municipal, local or otherwise).

(15)	To make deposits, enter into recognizances and bonds, and otherwise to give security for the due execution and performance (whether by the Company or any syndic or officer of the Company or by any other company or any person) of the duties of executors, administrators, trustees, receivers, managers committees or liquidators, or any other duties, or any contracts agreements or obligations, and to effect and obtain insurances of every description and (subject as hereinafter provided) generally to transact and carry on guarantee fidelity, indemnity or insurance business of all kinds, and to effect counter guarantees and counter indemnities, and to transact all kinds of agency business.

(16)	To furnish or provide deposits, caution moneys and guarantee funds required in relation to any tender or application for any contract, concession decree enactment, property or privilege, or in relation to the carrying out of any contract, concession, decree or enactment.

(17)	To carry on the business of an investment and holding company and to invest the capital and other moneys of the Company in the purchase or upon the security of, or otherwise acquire and hold, any shares, stocks, debentures debenture stocks, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wheresoever constituted or incorporated or carrying on business and shares, stocks, debentures, debenture stocks, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether at home or abroad; to acquire any such shares, stocks, bonds, mortgages, obligations and securities by subscription, syndicate participation, tender, purchase exchange or otherwise either conditionally or otherwise, and to underwrite or guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof and to act as managers of any syndicate.

(18)	To raise or borrow or secure the payment of money in such manner and on such terms as may seem expedient and in particular by the issue of mortgages charges, debentures or debenture stock (perpetual or otherwise), and charged or not charged upon the whole or any part of the undertaking and property of the Company both present and future, including its uncalled capital, or by the issue of circular notes, bills, drafts and other instruments and securities (whether payable to bearer or otherwise), and to make the same or any of them assignable free from equities.

(19)	To issue warrants, documents of title and other mercantile instruments or indicia of title or possession against deposits of all kinds made with the Company.

(20)	To give any guarantee or become liable for the payment of money or for the performance of any obligation or undertaking of any kind, including but not limited to the guarantee of the payment of principal or interest or principal and interest or dividends upon any bonds, debentures, debenture stocks mortgages, charges, obligations and securities or stocks or shares of any government, municipal, local or other authority, public or private body or company, whether incorporated or not incorporated and whether made or effected or acquired through the agency of the Company or otherwise.

(21)	To promote, seek, apply for and obtain any charter or letters patent to any Act Provisional Order or decree of the Oireachtas or any parliament or legislative assembly or sovereign or any provisional or other order of any supreme ministerial, municipal or local authority or other proper authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated, directly or indirectly, to prejudice the Interests of the Company.

(22)	To enter into any arrangements with any government, states, principalities or authorities (supreme, municipal, local or otherwise) which may seem conducive to the objects of the Company or any of them, and to obtain from any such government, state, principality or authority, and thereafter to carry out exercise develop and otherwise deal with and turn to account any concessions’ franchises, charters, patents, monopolies, privileges or rights whatsoever and wheresoever.

(23)	To procure the Company to be registered, licensed or recognised in Great Britain, in Northern Ireland and in any other country or place outside the Republic of Ireland.

(24)	To adopt such means of making known the business and services of the Company as may seem expedient, and in particular by advertising in the press and other accepted advertising media, by publishing brochures and by granting donations.

(25)	To take or concur in taking all such steps and proceedings as may seem best calculated to uphold and support the credit of the Company, and to obtain and justify public confidence, and to avert or minimise financial disturbances which might affect the Company.

(26)	To promote freedom of contract and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association, or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business, or providing or safeguarding against the same, or resisting or opposing any strike movement or organisation which may be thought detrimental to the interests of the Company or its employees and to subscribe to any association or fund for any such purposes.

(27)	To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions allowances or emoluments to any persons who are or were at any time In the employment or service of the Company or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time Directors or officers of the Company or of any such other company, as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested and the wives, widows, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any other such company as aforesaid or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

(28)	To carry on the business of a trustee savings bank in all branches of such business.

(29)	To distribute any of the assets or property of the Company, whether upon a distribution of assets or a division of profits, among the members, in specie or otherwise, and to capitalise profits.

(30)	To do all or any of the above things in any part of the world and as principals agents, contractors, trustees, or otherwise and by or through trustees agents’ branches, or otherwise, and either alone or in conjunction with others.

(31)	To do all such other things as are incidental or conducive to the attainment of the above objects.

And it is hereby declared that the word “company” in this Clause except where used in reference to this Company shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in the Republic of Ireland, Great Britain, Northern Ireland or elsewhere, and the intention is that the objects specified in each paragraph of this Clause shall except where otherwise expressed in such paragraph, be independent main objects and shall be nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate and distinct company provided always that the provisions of this Clause shall be subject to the Company’s obtaining, where necessary, for the purpose of carrying any of its objects into effect, such licence, permit, or authority as may be required by law.

4.	The liability of the members is limited.

5.	The share capital of the Company is €11,092,752,297 divided into 702,000,000,000 Ordinary Shares of €0.01 each, 3,500,000,000 2009 Non-Cumulative Preference Shares of €0.01 each and 403,775,229,679 Deferred Shares of €0.01 each.

WE, the several persons whose names and addresses are subscribed, wish to be formed into a Company, in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber

MICHAEL PETER LAVELLE. 27 Anne Devlin Avenue, Rathfarnham, Dublin 14. Law Clerk.	One

IAN ALASTAIR McKENZIE, 32 Rathdown Park, Terenure, Dublin. Solicitor’s Assistant.	One

Dated this 19th day of September, 1966

Witness to the above signature:

G.G. OVEREND,

31 Fitzwilliam Square,

Dublin 2.

Solicitor.

COMPANIES ACTS, 1963 to 2009

PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

of

ALLIED IRISH BANKS, public limited company

PRELIMINARY

1.	The regulations in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

2.	In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context

WORDS	MEANINGS
2009 Bonus Shares	Ordinary Shares which may be issued by way of bonus issue from time to time to the 2009 Preference Shareholders pursuant to Article 5(C).

2009 General Voting Rights	has the meaning given to that term in Article 5(F)(2).

2009 Issue Date	13 May 2009, being the date of issue of the 2009 Preference Shares.

2009 Preference Shareholders	has the meaning given to that term in Article 5(B)(3).

2009 Preference Shares	the non-cumulative preference shares of €0.01 each in the capital of the Company issued to the National Pensions Reserve Fund Commission on 13 May 2009.

acting in concert	persons who co-operate on the basis of an agreement, either express or tacit, either oral or written, aimed at acquiring control of the Company or at frustrating the successful outcome of a bid.

Average Share Price

the average price of an Ordinary Share in the 30 Trading Days prior to the Relevant Instalment Date, with the price for each such Trading Day from which the average is to be derived being determined as follows:

(a) in respect of a Trading Day on which there is dealing on The Irish Stock Exchange in respect of the Ordinary Shares, the closing quotation price on that date of an Ordinary Share as published in The Irish Stock Exchange Daily Official List (or any successor publication or equivalent publication for securities admitted to trading on the Enterprise Securities Market);

(b) in respect of any Trading Day on which there is no dealing on The Irish Stock Exchange in respect of the Ordinary Shares, the mid-price on that day between the low and high market guide prices of an Ordinary Share as published in The Irish Stock Exchange Daily Official List (or any successor publication or equivalent publication for securities admitted to trading on the Enterprise Securities Market);

(c) in respect of any Trading Day on which there is no dealing on The Irish Stock Exchange in respect of the Ordinary Shares where only one market guide price has been published, the market guide price on that day of an Ordinary Share as published in The Irish Stock Exchange Daily Official List (or any successor publication or equivalent publication for securities admitted to trading on the Enterprise Securities Market), provided that if the means of providing the above information as to dealings and prices is altered or is replaced by some other means, then the appropriate price shall be determined on the basis of the equivalent information published by the relevant authority in relation to dealings on The Irish Stock Exchange or its equivalent.

Business Day	any day on which banks are open for business in Ireland.

Central Bank	the Central Bank of Ireland.

Chairman	a Director appointed by the Directors to be Chairman of the Board of Directors for the time being (except in reference to proceedings at a general meeting when it shall mean the Chairman of the Meeting).

Chief Executive	a person for the time being holding the office of Chief Executive Officer of the Company or Joint Chief Executive Officer under a contract of service with the Company.

Class Meeting	a separate General Meeting of holders of one class of shares in the Company.

Committee	a Committee of the Directors appointed pursuant to the Articles of Association of the Company in force immediately prior to the adoption of these Articles (and not dissolved at the date of such adoption) and a Committee of Directors or Directors and Officers of the Company appointed by the Directors pursuant to Article 113 of these Articles.

Control	the holding, whether directly or indirectly, of securities of the Company that confer, in aggregate, more than 50 per cent. of the voting rights in the Company (excluding any voting rights conferred by Article 5(F)(2)).

Control Resolution	a resolution of the shareholders of the Company for the approval of any agreement or transaction (including a merger) whereby, or in consequence of which, Control of the Company or ownership of all or substantially all of the Company’s business, is or may be acquired by any person or persons acting in concert (excluding in either case any Government Body or Government Concert Party) and which for the avoidance of doubt shall include any resolution of the shareholders of the Company to approve a scheme of arrangement pursuant to section 201 of the Companies Act 1963 pursuant to which a takeover of the Company (within the meaning of the Irish Takeover Panel Act 1997 Takeover Rules (as amended, replaced or substituted from time to time)) would be effected or approved or a merger or division involving the Company pursuant to the European Communities (Mergers And Divisions Of Companies) Regulations, 1987 (Statutory Instrument 137 of 1987) or a merger involving the Company pursuant to the European Communities (Cross- Border Mergers) Regulations 2008 (Statutory Instrument 157 of 2008).

Core Tier 1 Securities	securities issued or guaranteed by the Company which, under the regulatory framework then applicable to the Company, are treated, or will upon issue be treated, as core tier 1 capital (within the meaning of the Central Bank’s requirements at such time or equivalent).

Deferred Shares	the deferred shares of €0.01 each in the capital of the Company.

Deputy Chairman	a Director appointed by the Directors to be a Deputy Chairman or an additional Deputy Chairman of the Board of Directors for the time being.

Dividend Payment Date	has the meaning given to that term in Article 5(B)(2).

Government Body	any of the National Treasury Management Agency, the National Pensions Reserve Fund Commission in its capacity as controller and manager of the National Pensions Reserve Fund, the Minister for Finance or any Minister or Department of the Government of Ireland, and “Government Bodies” shall be construed accordingly.

Government Concert Party	any person, firm or body corporate acting in concert with any Government Preference Shareholder or with any Government Body holding shares in the capital of the Company, provided however this shall not include any occupational pension scheme approved by the Revenue Commissioners and registered with the Pensions Board and “Government Concert Parties” shall be construed accordingly.

Government Ordinary Shareholding	has the meaning given to that term in Article 5(F)(2).

Government Preference Shareholder	a Government Body holding 2009 Preference Shares or any custodian or nominee holding 2009 Preference Shares on behalf of a Government Body, provided however that where such custodian or nominee holds 2009 Preference Shares for any other person, such holding shall be not be taken into account for the purpose of determining the voting rights of the Government Preference Shareholder, and “Government Preference Shareholders” shall be construed accordingly.

Group Law Agent	a person (including the Group Law Agent for the time being at the date of adoption of these Articles) who, being a solicitor qualified to practise and practising as such, enters (or has entered) into a contract of service or a contract for services with the Company pursuant to which as a first and paramount claim on his services he has agreed to act as chief legal adviser to the Company either on a whole-time or part-time basis; and in the absence of the Group Law Agent, or pending the appointment of a person to fill a vacancy in that position, shall include the Law Agent for the time being at the date of adoption of these Articles or a person who, under a contract or arrangement with the Company as aforesaid, from time to time, holds the position of Law Agent or Deputy or Assistant Law Agent.

In writing	written, printed, or represented in visible and legible form or produced or re-produced or presented in such form by electronic, lithographic, manual, mechanical, photographic or photostatic means or process and in particular by electronic communication within the meaning of Section 2 of the Electronic Commerce Act 2000.

LP1	has the meaning given to that term in the definition of “Preferred Securities”.

Minority Interests	such minority interests in subsidiaries or limited partnerships of the Company as have been or may in the future be agreed between the Company and the Minister for Finance.

Officer	a person (including a Director, alternate Director, Chief Executive, and the Secretary) for the time being holding a recognised executive office under the Company or a person designated an Officer of the Company from time to time by resolution of the Directors.

Ordinary Shares	the ordinary shares of €0.01 each in the capital of the Company.

Paid	paid and/or credited as paid.

Parity Core Tier 1 Securities	any securities issued or guaranteed by the Company that constitute Core Tier 1 Securities, but excluding the Ordinary Shares and the Minority Interests.

Preferred Securities

(i) the €500,000,000 7.5 per cent. Step-Up Callable Perpetual Reserve Capital Instruments issued by the Company on 5 February 2001;

(ii) the €1,000,000,000 Fixed Rate/Floating Rate Guaranteed Non-voting Non-cumulative Perpetual Preferred Securities having the benefit of a subordinated guarantee of the Company issued by AIB UK 1 LP on 17 December 2004 (“LP1”);

(iii) the €500,000,000 Fixed Rate/Floating Rate Guaranteed Non-voting Non-cumulative Perpetual Preferred Securities having the benefit of a subordinated guarantee of the Company issued by AIB UK 2 LP on 16 June 2006;

(iv) the £350,000,000 Fixed Rate/Floating Rate Guaranteed Non-voting Non-cumulative Perpetual Preferred Securities having the benefit of a subordinated guarantee of the Company issued by AIB UK 3 LP on 14 June 2006;

(v) any replacement securities issued by the Company in accordance with the terms and conditions of any of the securities referred to at subparagraphs (ii) to (iv) above; and

(vi) any other preference shares, preferred securities, reserve capital instruments or other securities issued after 13 May 2009:

(A)         directly by the Company and ranking pari passu with any of the securities referred to in paragraphs (i) to (v) above; or

(B)         by any subsidiary of the Company or other entity (including, without limitation, a partnership) and entitled to the benefit of a guarantee or support agreement from the Company or from any subsidiary of the Company ranking pari passu with any of the securities referred to in paragraphs (i) to (v) above.

Provisional Voting Rights	has the meaning given to that term in Article 5(F)(4).

Secretary	a person (including the Secretary for the time being at the date of adoption of these Articles) appointed by the Directors pursuant to Section 175 of the

Companies Act, 1963 to be the Secretary for the time being of the Company and shall include a Joint Secretary for the time being and an Assistant Secretary or an Acting Secretary for the time being when discharging the duties of the Secretary or of a Joint Secretary.

Share Value

(a) where the Bonus Shares Settlement Date is the Dividend Payment Date when the Relevant Instalment would have been paid had the Directors so resolved (the “Relevant Instalment Date”), 100 per cent. of the Average Share Price;

(b) where the Bonus Shares Settlement Date is after the Relevant Instalment Date, 95 per cent. of the Average Share Price.

Stock Exchange	a stock exchange upon which the Company has sought and obtained a listing for any of its shares.

the 1996 Regulations	the Companies Act, 1990 (Uncertificated Securities) Regulations 1996, as amended.

the Acts	the Companies Acts, 1963 to 2009 and every other Act or statutory instrument which is to be read or construed together, or as one with, any of those Acts.

these Articles	the new Articles of Association adopted by Special Resolution of the Company on 26 July 2011 and as varied or altered from time to time by similar resolution or by Ordinary Resolution where so provided by the Acts.

the Directors	the Board of Directors of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present.

the Office	the registered office (for the time being) of the Company.

the Official Seal	any seal adopted by the Company pursuant to Section 41 of the Companies Act, 1963 as an official seal of the Company for use abroad.

the Official Seal — Securities	the seal adopted by the Company pursuant to Section 3 of the Companies (Amendment) Act, 1977 as an official seal for use in sealing securities issued by the Company and documents creating or evidencing securities so issued.

the Seal	the common seal of the Company (sometimes referred to as the “Corporate Seal”) adopted pursuant to Section 18 of the Companies Act, 1963 in use at the date of adoption of these Articles or a common seal substituted therefor from time to time pursuant to the Acts.

Trading Day	a day on which The Irish Stock Exchange Limited or any successor exchange is open for trading of securities admitted to its official list or equivalent or Enterprise Securities Market or equivalent.

Words importing the singular number only shall include the plural number, and vice versa.

Words importing the masculine gender only shall include the feminine gender.

Words importing persons shall include corporations.

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof from time to time. In these Articles “€” and “c” shall refer to euro and cent respectively.

A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

Subject as aforesaid, any words or expressions defined in the Acts shall if not inconsistent with the subject or context, bear the same meanings in these Articles.

CAPITAL

3.	The share capital of the Company is €11,092,752,297 divided into 702,000,000,000 Ordinary Shares of €0.01 each, 3,500,000,000 2009 Non-Cumulative Preference Shares of €0.01 each and 403,775,229,679 Deferred Shares of €0.01 each.

4.	Subject to the provisions of the Acts and without prejudice to any special rights for the time being conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, return of capital, voting or otherwise as the Company may by Ordinary Resolution determine or as the Directors may from time to time determine pursuant to any power conferred on them by these Articles, and any preference share may be issued on the terms that it is, or at the option of the Company is to be liable, to be redeemed on such terms and in such manner as the Company may by Special Resolution determine.

5.	The rights attaching to the 2009 Preference Shares shall be as follows:

5(A)	General

The 2009 Preference Shares are perpetual securities, subject to the redemption and purchase provisions set out in these Articles.

5(B)	Income

(1)	The 2009 Preference Shares shall rank, as regards the right to receive dividends: (a) pari passu inter se and with the Parity Core Tier 1 Securities; (b) junior to the Preferred Securities; and (c) in priority to the Ordinary Shares.

(2)

Subject to the further provisions of this Article, the dividend on the 2009 Preference Shares shall be a fixed non-cumulative cash dividend of 8 per cent. per annum on the amount paid up on the 2009 Preference Shares (including premium) (the “2009 Preference Dividend”). The 2009 Preference Dividend shall be payable, subject to Article 5(B)(3), annually in arrears on the anniversary of the 2009 Issue Date (or on the next Business Day where such date falls on a Saturday, Sunday or public holiday in Ireland) in each year (the “Dividend Payment Date”). For the purposes of determining the 2009 Preference Dividend payable in respect of any period of less than one year, the amount of such dividend shall be calculated on the basis of the number of days in such period based on a 360 day year comprised of twelve 30 day months.

(3)	An instalment of the 2009 Preference Dividend shall become payable subject to and following a resolution of the Directors to pay such dividend, provided that the Directors in their sole and absolute discretion may:

(a)	decline to pass such a resolution; or

(b)	resolve that the instalment (or any part thereof) of the 2009 Preference Dividend shall not be payable,

in which case the relevant instalment (or, if so resolved, part thereof) of the 2009 Preference Dividend shall not be payable on the relevant Dividend Payment Date and the holders of the 2009 Preference Shares (the “2009 Preference Shareholders”) shall have no right or claim in respect of that instalment of the 2009 Preference Dividend, whether on a subsequent Dividend Payment Date or otherwise.

(4)	The record date for:-

(a)	the 2009 Preference Dividend; and

(b)	the purposes of determining any right to be issued 2009 Bonus Shares pursuant to Article 5(C),

shall be 6.00 pm on the tenth day immediately preceding the relevant Dividend Payment Date.

(5)	Subject always to the dividend or distribution rights of any Preferred Securities, if, on any Dividend Payment Date, the distributable profits and distributable reserves of the Company are together insufficient to enable payment in full to be made of the 2009 Preference Dividend and, if applicable, of any dividends or instalments of dividends payable on such date on any Parity Core Tier 1 Securities, then if the Directors determine that there are sufficient distributable profits and distributable reserves so as to allow payment in part of such dividend obligations, the Directors may determine to make a payment in part thereof. If it shall subsequently appear that the 2009 Preference Dividend or any dividends or instalments of dividends payable on any Parity Core Tier 1 Securities which have been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then, provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made.

(6)	For the avoidance of doubt and without limitation to the generality of the discretion of the Directors referred to in Article 5(B)(3), no instalment of the 2009 Preference Dividend shall be paid or be payable:

(a)	if, in the judgement of the Directors, after consultation with the Central Bank, the payment of such instalment would breach or cause a breach of Irish banking capital adequacy requirements from time to time applicable to the Company; and/or

(b)	if, in the judgement of the Directors, there are insufficient distributable reserves of the Company to pay the relevant instalment.

(7)	If the Directors make such judgement or resolve not to pay the 2009 Preference Dividend, then the Directors shall notify the 2009 Preference Shareholders in writing of such judgement or resolution on or before the relevant Dividend Payment Date and the 2009 Preference Shareholders shall have no further right or claim in respect of that instalment of the 2009 Preference Dividend, whether on a subsequent Dividend Payment Date or otherwise, but without prejudice to Article 5(B)(8).

(8)	In addition to the amount repayable on the 2009 Preference Shares pursuant to Article 5(D), there shall be payable on the 2009 Preference Shares to the 2009 Preference Shareholders on a solvent winding up or dissolution of the Company:

(a)	the amount of 2009 Preference Dividend that the Directors have resolved to pay in cash pursuant to Article 5(B)(2) and that is due and payable but remains unpaid on the date of such commencement of winding-up or dissolution; and

(b)	the amount of any 2009 Preference Dividend that would have been payable by the Company in accordance with Article 5(B)(2) in respect of the period commencing with the Dividend Payment Date that shall have most recently occurred prior to the commencement of the winding-up or dissolution and ending with the date of such commencement of winding-up or dissolution (calculated on the basis of the number of days in such period based on a 360 day year comprised of twelve 30 day months), but subject always to the payment of any dividend or distribution rights accrued on any Preferred Securities or on any shares ranking in priority to the 2009 Preference Shares as to dividends or distribution. The amounts payable under this paragraph shall be so paid pari passu with any amounts payable or repayable on the Parity Core Tier 1 Securities on a winding-up or dissolution of the Company, but shall be paid in priority to any amounts payable or repayable on the Ordinary Shares.

(9)	Without prejudice to the provisions of Article 5(C) below, the 2009 Preference Shares shall carry no right to participate in the profits or reserves of the Company other than the 2009 Preference Dividend or any entitlement pursuant to Article 5(B)(8).

5(C)	Bonus issue of Ordinary Shares

(1)

If an instalment of the 2009 Preference Dividend is not paid in full on the relevant Dividend Payment Date (the unpaid amount of the instalment being a “Relevant Instalment”), each 2009 Preference Shareholder shall be allotted and issued on the Bonus Shares Settlement Date (as defined in Article 5(C)(4)) such number of 2009 Bonus Shares as is equal to the aggregate cash amount of the Relevant Instalment in euro that would have been payable to the 2009 Preference Shareholder divided by the Share Value, subject to the Company not being prohibited by law (which, for the avoidance of doubt, shall not include any contractual prohibition on the Company) from doing so.

2009 Bonus Shares shall be issued fully paid at an issue price equal to the nominal value of such 2009 Bonus Shares by a capitalisation of reserves as provided in Article 5(C)(6), provided however that where the Company has insufficient reserves to pay up the 2009 Bonus Shares in full it may be required by a 2009 Preference Shareholder to issue its pro rata share of such 2009 Bonus Shares on the basis that the Company shall pay up the issue price of such 2009 Bonus Shares in accordance with Article 5(C)(6), out of a pro rata amount of the available reserves of the Company, with the balance to be paid up by such 2009 Preference Shareholder.

(2)	Where the issue of 2009 Bonus Shares is to be on a date later than the Dividend Payment Date, the fact that the issue of such Shares shall be so deferred shall be notified to each holder of 2009 Preference Shares in writing within a reasonable period following the relevant Dividend Payment Date.

(3)	2009 Bonus Shares issued pursuant to Article 5(C)(1) shall rank pari passu in all respects with the fully paid Ordinary Shares but shall only entitle the holder thereof to any dividends and other distributions declared, paid or made on the Ordinary Shares by reference to a record date after the allotment and issue of such 2009 Bonus Shares.

(4)	Where the 2009 Preference Dividend is not paid in full in cash on a Relevant Instalment Date, the 2009 Bonus Shares shall be allotted and issued on a date determined by the Directors in their sole and absolute discretion (the date of allotment and issue being the “Bonus Shares Settlement Date”), provided such date shall be no later than the first in time to occur of the following:

(a)	the date after the Relevant Instalment Date on which a cash dividend is paid on the 2009 Preference Shares, a cash distribution is made on LP1 (or on any Replacement Capital, as defined in the terms and conditions of LP1, issued to redeem LP1, in accordance with the terms and conditions of LP1) or a cash dividend is paid on any other share capital in the Company constituting Parity Core Tier 1 Securities or on the Ordinary Shares;

(b)	the date after the Relevant Instalment Date on which any of the 2009 Preference Shares, LP1 or any other share capital in the Company constituting Parity Core Tier 1 Securities or any of the Ordinary Shares is redeemed or purchased for cash by the Company;

(c)	a resolution being passed by the Directors for the winding up of the Company or the passing of a resolution by the Company for the winding up or dissolution of the Company.

(5)	The Company shall not issue fractions of Ordinary Shares pursuant to this Article 5(C) and the number of 2009 Bonus Shares to be issued to any 2009 Preference Shareholder shall be rounded down to the nearest integer and the 2009 Preference Shareholders shall have no further right or claim in respect of such fractions of Ordinary Shares.

(6)	For the purpose of paying up 2009 Bonus Shares, the Directors shall:

(a)	first capitalise out of the sums standing to the credit of the Company’s undistributable reserve accounts, including any share premium account; and

(b)	thereafter capitalise any requisite additional sums out of the distributable reserves of the Company,

in either case, available for that purpose as the Directors may determine, equal to the aggregate nominal amount of the 2009 Bonus Shares to be allotted and issued and shall apply such sum in paying up in full the appropriate amount of unissued Ordinary Shares and any such capitalisation shall be deemed to be authorised by the resolution adopting this Article and the provisions of Article 137 shall apply to any such capitalisation.

(7)	The Directors shall undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of Article 5(C). If any 2009 Bonus Shares falling to be allotted pursuant to Article 5(C) cannot be allotted by reason of any insufficiency in the Company’s authorised share capital or the absence of any authority which may be required under section 20 of the Companies (Amendment) Act 1983 to enable the Directors to allot 2009 Bonus Shares (a “Section 20 Authority”):

(a)	the Directors shall convene a General Meeting to be held as soon as practicable for the purpose of considering a resolution or resolutions effecting an appropriate increase in the authorised share capital and, if required, conferring on the Directors a Section 20 Authority; and

(b)	the 2009 Preference Shareholders shall, as a class, be entitled to exercise such number of votes at such General Meeting as shall be equal to one vote more than the total number of votes capable of being cast on a poll on the resolution or resolutions concerned by the holders of all other classes of shares in the Company at such General Meeting (and including, for this purpose, any Provisional Voting Rights then exercisable).

(8)	The 2009 Preference Shares shall not confer any right to participate in any issue of shares on a capitalisation of reserves except as provided in Article 5(C).

(9)	No 2009 Bonus Shares shall be issued where the Bonus Shares Settlement Date falls on a date on or after the date of an order being made or petition being presented or resolution being passed for:

(a)	the insolvent winding up or insolvent dissolution of the Company; or

(b)	in circumstances where the Company is insolvent within the meaning of section 214(b) or (c) of the Companies Act 1963, the appointment of a liquidator or examiner to the Company.

(10)	If the Company is required by law to account for withholding tax in respect of any 2009 Bonus Shares to be issued to a 2009 Preference Shareholder on a Bonus Shares Settlement Date, the number of 2009 Bonus Shares to be issued to that 2009 Preference Shareholder shall be reduced to reflect the applicable withholding tax.

5(D)	Capital

On a winding up of the Company or other return of capital (other than a redemption or purchase of shares of any class in the capital of the Company) by the Company, the repayment of the capital paid up (including premium) on the 2009 Preference Shares to the 2009 Preference Shareholders:

(a)	shall rank pari passu with the repayment of the nominal amount paid up on the Ordinary Shares to the holders of Ordinary Shares;

(b)	shall rank ahead of the payment of any further amount on the Ordinary Shares to the holders of Ordinary Shares,

but shall rank behind the repayment of capital on all other classes of shares ranking ahead of the Ordinary Shares on a winding up of the Company or other return of capital. The 2009 Preference Shareholders shall be entitled to receive in euro out of the surplus assets available for distribution to the Company’s members the repayment of the capital paid up on the 2009 Preference Shares (including premium) in accordance with the preceding sentence, but shall not be entitled to any further or other participation in the profits or assets of the Company except as provided for in Articles 5(B)(8) and 5(C)(4).

5(E)	Redemption

(1)	The 2009 Preference Shares shall, subject to the provisions of the Acts, be redeemable in whole or in part at any time at the option of the Company (subject to the prior consent of the Central Bank) from:

(a)	profits available for distribution; and/or

(b)	the proceeds of an issue of shares constituting Core Tier 1 Securities.

(2)	Each 2009 Preference Share which the Company proposes to redeem during the period from the 2009 Issue Date to and including, the fifth anniversary thereof, shall be redeemed at a price per share equal to the subscription price per share paid on issue (including premium). Each 2009 Preference Share which the Company proposes to redeem at any time after the fifth anniversary date of the 2009 Issue Date shall be redeemed at a price per share equal to 125 per cent. of the subscription price per share paid on issue (including premium). On the redemption of 2009 Preference Shares, the Company shall pay, on the 2009 Preference Shares to be redeemed, an amount equal to the portion of the relevant 2009 Preference Dividend in relation to the period from the last Dividend Payment Date up to the date of redemption (calculated on the basis of the number of days in such period based on a 360 day year comprised of twelve 30 day months) (such amount being the “Redemption Dividend Payment”) or, at the option of the Company in accordance with these Articles, the Company shall issue in lieu of the Redemption Dividend Payment such number of 2009 Bonus Shares as is equal to the Redemption Dividend Payment divided by the Share Value. In calculating the number of 2009 Bonus Shares to be issued pursuant to this Article 5(E)(2) the provisions of Article 5(C) (other than Article 5(C)(2)) shall apply mutatis mutandis, except that:

(a)	references to a “Relevant Instalment” shall be taken to refer to an amount equal to the Redemption Dividend Payment;

(b)	references to “Bonus Shares Settlement Date” and the “Relevant Instalment Date” shall be taken to refer to the redemption date of the relevant 2009 Preference Shares;

(c)	“Share Value” shall mean 100 per cent. of the Average Share Price; and

(d)	references to Article 5(C) in Articles 5(C)(3), (5), (7) and (8) shall be taken to be references to Article 5(E).

No other amount or dividend (including the 2009 Preference Dividend or part thereof) shall be paid on any redemption of the 2009 Preference Shares.

(3)	As from the date fixed for redemption, no 2009 Preference Dividend shall be payable on the 2009 Preference Shares to be redeemed except on any such shares in respect of which, upon due presentation of the certificate relating thereto, payment of the moneys due at such redemption shall be improperly refused, in which event, the 2009 Preference Dividend shall continue to be calculated on and from the date fixed for redemption down to, but not including, the date of payment of such redemption moneys.

(4)	The Company shall give to the holders of the 2009 Preference Shares to be redeemed not less than 30 days’ and not more than 60 days’ notice in writing of the date on which such redemption is to be effected. Such notice shall specify the redemption date and the place at which the certificates (or other title document) for such 2009 Preference Shares are to be presented for redemption and upon such date each of such holders shall be bound to deliver to the Company at such place the certificates (or other title document) for such of those 2009 Preference Shares as are held by such holder which are due to be redeemed. On the redemption date or, if later, the date of delivery of the certificates, the Company shall pay to such holder the amount due to him in respect of such redemption and shall (as appropriate) cancel any certificates so delivered. If any such certificate includes any 2009 Preference Shares not redeemable on that occasion, a fresh certificate for such shares shall be issued to the holder, without charge, upon cancellation of the existing certificate.

(5)	The receipt of the registered holder for the time being of any 2009 Preference Shares or, in the case of joint registered holders, the receipt of any of them for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(6)	Upon the redemption of any 2009 Preference Share, the Directors may (pursuant to the authority given by the passing of the resolution to adopt this Article) consolidate and divide and/or sub-divide the authorised share capital existing as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount (as nearly as may be) and in the same currency as the 2009 Preference Shares so redeemed or into unclassified shares of the same nominal amount and in the same currency as the 2009 Preference Shares so redeemed (and so that the provisions of Article 53 shall, where relevant, apply to any such consolidation and division or sub-division).

(7)	The Company shall not be required to select the 2009 Preference Shares to be redeemed on a pro rata basis or in any particular manner as between the 2009 Preference Shareholders and, without prejudice to the generality of the foregoing, for so long as any 2009 Preference Shares are held by a Government Preference Shareholder (a) the Company shall be entitled to redeem all or any of the 2009 Preference Shares held by that Government Preference Shareholder without being obliged to redeem all or any of the 2009 Preference Shares held by any other person and (b) the Company shall be entitled to select all or any of the 2009 Preference Shares to be redeemed by reference to the registered numbers of all or any of the 2009 Preference Shares or in any other manner as the Company may, in its absolute discretion, decide.

(8)	The 2009 Preference Shares shall not be redeemable at the option of the holder of such shares.

(9)	Subject to the prior consent of the Central Bank, the Company shall be required to redeem all of the 2009 Preference Shares in accordance with Article 5(E)(1) if the number of 2009 Preference Shares in issue is less than 35,000,000.

5(F)	Voting

(1)	In addition to the voting rights that are conferred on the 2009 Preference Shareholders by Article 5(C)(7)(b), the 2009 Preference Shareholders shall be entitled to receive notice of every General Meeting of the Company and a copy of every circular or like document sent out by the Company to the holders of Ordinary Shares but shall not be entitled to attend, speak or vote at any General Meeting in their capacity as holders of the 2009 Preference Shares save as expressly permitted by this Article 5(F).

(2)	Where the total votes of the Government Preference Shareholder (or all of the Government Preference Shareholders together, where there is more than one Government Preference Shareholder), Government Bodies and Government Concert Parties together capable of being cast on a poll at a General Meeting on a resolution to appoint, re-elect or remove a Director or on a Control Resolution pursuant to its or their holding of Ordinary Shares (including Provisional Voting Rights) (the “Government Ordinary Shareholding”) is less than 25 per cent. of all the votes capable of being cast on a poll at a General Meeting on such a resolution or resolutions, the Government Preference Shareholder (or all of the Government Preference Shareholders together, where there is more than one Government Preference Shareholder) shall, in respect of the following resolutions only at a General Meeting of the Company:

(i)	a resolution to appoint, re-elect or remove a Director; and/or

(ii)	a Control Resolution,

be entitled to cast the following number of votes (the “2009 General Voting Rights”):

(a)	25 per cent. of all the votes capable of being cast on a poll at that General Meeting (including the votes of the Government Preference Shareholder (or all of the Government Preference Shareholders

together, where there is more than one Government Preference Shareholder), Government Bodies and Government Concert Parties pursuant to this Article 5(F)(2) and/or pursuant to the Ordinary Shares and any Provisional Voting Rights held by such Government Preference Shareholder, Government Bodies and Government Concert Parties together);

LESS

(b)	the number of votes attaching to the Government Ordinary Shareholding.

(3)	The 2009 General Voting Rights shall immediately cease to apply:

(a)	if the Government Preference Shareholder (or all of the Government Preference Shareholders where there is more than one Government Preference Shareholder) transfers, or otherwise disposes of all of the 2009 Preference Shares (or all of its beneficial or legal interest in all of the 2009 Preference Shares) to any person or persons who is not, or are not, a Government Preference Shareholder or a Government Body; or

(b)	if all of the 2009 Preference Shares held by the Government Preference Shareholders are redeemed or purchased by the Company,

and for the avoidance of doubt once the 2009 General Voting Rights have been extinguished pursuant to Articles 5(F)(3) above they shall not be capable of being reinstated in favour of any holder of the 2009 Preference Shares.

(4)	In the period between (A) a Relevant Instalment Date where 2009 Bonus Shares are not issued and (B) the relevant Bonus Shares Settlement Date, a 2009 Preference Shareholder shall be entitled to cast on a poll up to the number of votes capable of being cast at a General Meeting that would attach to the relevant 2009 Bonus Shares relating to the 2009 Preference Shares held by that 2009 Preference Shareholder as if those 2009 Bonus Shares were allotted and issued prior to the record date in respect of voting entitlements for that General Meeting of the Company (the “Provisional Voting Rights”). Provided however that such Provisional Voting Rights shall not be exercisable (1) to vote against any resolution proposed by the Directors and providing for any issue of shares constituting Core Tier 1 Securities by the Company for the purpose of redeeming or purchasing all or any of the 2009 Preference Shares or (2) on any resolution relating to anything required to done by the Company in relation to distributions, dividends or coupon payments pursuant to the terms and conditions of the Preferred Securities.

(5)	The Provisional Voting Rights relating to any 2009 Bonus Shares which have yet to be issued shall cease to apply once such 2009 Bonus Shares have been issued and any purported exercise of the Provisional Voting Rights after such rights have been extinguished shall be disregarded and void. The Provisional Voting Rights shall be unaffected in the event of the 2009 General Voting Rights ceasing to apply under Article 5(F)(3)(a), subject to Article 5(F)(8).

(6)	The Government Preference Shareholder (or all the Government Preference Shareholders together, where there is more than one Government Preference Shareholder) in respect of the 2009 Preference Shares, the 2009 Bonus Shares or any Provisional Voting Rights shall not be entitled to exercise its voting rights on any resolution having the purpose or effect, whether directly or indirectly, of authorising or restricting:

(a)	the declaration or payment of a dividend or distribution or the redemption, purchase or return of capital in respect of any share capital of the Company; or

(b)	the capitalisation of reserves or the bonus issue of shares in respect of any share capital of the Company,

that would directly or indirectly give rise to a right of payment of an instalment of the 2009 Preference Dividend or cause a Bonus Shares Settlement Date to occur, and any votes purported to be cast in contravention of this Article shall be disregarded and void. Nothing in this Article 5(F)(6) shall limit the ability of a Government Preference Shareholder to vote on a Control Resolution.

(7)	The 2009 General Voting Rights are exercisable by Government Preference Shareholders only. No voting rights attach to the 2009 Preference Shares at General Meetings of the Company except as conferred by Articles 5(F)(1) and 5(C)(7)(b).

(8)	The Provisional Voting Rights relating to any 2009 Bonus Shares which remain unissued together with the right to receive such 2009 Bonus Shares may be assigned by deed executed by the 2009 Preference Shareholder entitled thereto setting out the number of 2009 Bonus Shares the subject of the assignment provided however that:

(a)	the right to receive the 2009 Bonus Shares, the Provisional Voting Rights related thereto and at least 50,000 2009 Preference Shares are transferred to the same transferee;

(b)	such assignment shall be enforceable against the Company only where a counterpart of such deed of assignment is delivered to the Company and duly executed by the transferee of the 2009 Preference Shares; and

(c)	Provisional Voting Rights assigned pursuant to this Article shall, for the avoidance of doubt, be subject always to the provisions relating to the cessation of such Provisional Voting Rights pursuant to Article 5(F)(5).

Provisional Voting Rights and the right to receive 2009 Bonus Shares may not be assigned or transferred other than in accordance with this Article 5(F)(8).

(9)	For so long as the 2009 Preference Shares are beneficially owned and held by a Government Body, the requirement for the consent of the Minister for Finance set out in Articles 85(a) and (b) may not be amended without the approval of the Government Preference Shareholder.

(10)	Where 2009 Preference Shares are held by more than one Government Body, the 2009 General Voting Rights shall, if exercised, be exercised by one of them only and for that purpose, the Government Preference Shareholders shall, as between themselves, appoint one proxy to cast the 2009 General Voting Rights on behalf of all the Government Preference Shareholders at a General Meeting of the Company.

(11)	If the Government Preference Shareholder proposes to exercise the 2009 General Voting Rights, it shall, if requested in writing by the Company at least 10 Business Days prior to the relevant General Meeting of the Company, provide to the Company prior to the relevant General Meeting of the Company a document duly executed by or on behalf of the Minister for Finance certifying (i) that the 2009 Preference Shares held by it are beneficially owned by a Government Body as at the date of such meeting and (ii) the total number of votes attaching to the Government Ordinary Shareholding.

If the Government Preference Shareholder fails to provide a certificate when so requested in accordance with this Article 5(F)(11), the Company shall, for the purposes of the relevant General Meeting of the Company be entitled to (i) assume that the 2009 Preference Shares held by the Government Preference Shareholder (by reference to the Company’s share register on the record date for the relevant meeting) are beneficially owned by a Government Body at the date of the relevant meeting and (ii) calculate the number of votes attaching to the Government Ordinary Shareholding on the basis of the number of Ordinary Shares registered in the name of (A) all Government Bodies by reference to the Company’s share register on the record date for the relevant meeting and (B) any number of Ordinary Shares held by a Government Concert Party which has been notified to the Company pursuant to a notification obligation on or prior to the record date for the relevant meeting.

The Company shall be entitled to rely on any certificate provided to it in accordance with this Article 5(F)(11) and any factual inaccuracy in such a certificate shall not invalidate the proceedings at the relevant General Meeting of the Company or any resolution passed at such a meeting. For the avoidance of doubt, the failure of the Government Preference Shareholder to provide a certificate under this Article 5(F)(11) shall not invalidate or prevent a Government Preference Shareholder from exercising any voting rights which it may hold in any capacity, but without prejudice to the Company’s entitlement to make the assumptions described in (i) or (ii) in the preceding paragraph.

(12)	The Directors shall procure that, on any resolution proposed at a General Meeting of the Company and upon which a 2009 Preference Shareholder is entitled to vote, a poll is demanded by the Chairman of such meeting in accordance with these Articles.

5(G)	Variation of Class Rights

(1)

Subject to the Acts and every statutory modification or re-enactment thereof for the time being in force and without prejudice to Article 7 of these Articles, the rights, privileges, limitations or restrictions attached to the 2009 Preference Shares may be varied, altered or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding-up, with the written consent of the holders of not less than 66 2/3 per cent. in nominal value of the 2009 Preference Shares or with the sanction of a resolution passed at a class meeting of the holders of the 2009 Preference Shares, provided that the holders of not less than 66 2/3 per cent. in nominal value of the 2009 Preference Shares vote in favour of such resolution.

(2)	The quorum for any class meeting of the holders of the 2009 Preference Shareholders shall be one 2009 Preference Shareholder present in person or by proxy.

(3)	At a separate general meeting of the holders of the 2009 Preference Shares, on a show of hands each holder of the 2009 Preference Shares, present in person or by proxy, shall have one vote and on a poll each holder of 2009 Preference Shares present in person or by proxy, shall have one vote in respect of each 2009 Preference Share held.

(4)	Without prejudice to Articles 85(a) and (b) the creation or issue of, or the variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attached to, Preferred Securities, Parity Core Tier 1 Securities or any other shares of the Company (other than the 2009 Preference Shares) shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attached to the 2009 Preference Shares. Anything required to be done by the Company pursuant to the terms and conditions of the Preferred Securities shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attached to the 2009 Preference Shares.

5(H)	Transfer

The 2009 Preference Shares are freely transferable, provided that the minimum number of 2009 Preference Shares transferred to any one person is not less than 50,000.

6.	The rights attaching to the Deferred Shares shall be as follows:

6(A)	Income

(1)	A Deferred Share shall not entitle its holder to receive any dividend or distribution declared, made or paid or any return of capital (save as provided for in Article 6(B)) and shall not entitle its holder to any further or other right of participation in the assets of the Company.

(2)	The Deferred Shares are perpetual securities, subject to Article 6(C) below.

6(B)	Capital

On a winding up of the Company or other return of capital (other than a redemption or purchase of shares of any class in the capital of the Company) by the Company, the holders of Deferred Shares shall be entitled to participate in such return of capital or winding up of the Company, such entitlement to be limited to the repayment of the amount paid up or credited as paid up on such Deferred Shares and shall be paid only after the holders of Ordinary Shares shall have received payment of such amount as is paid up or credited as paid up in respect of those Ordinary Shares held by them at that time, plus the payment in cash of €10,000,000 on each such Ordinary Share.

6(C)	Acquisition of Deferred Shares

(1)	The resolution adopting this Article shall be deemed to confer the authority on the Company, at any time after the date of adoption of these Articles:

(a)	to acquire all or any of the fully paid Deferred Shares otherwise than for valuable consideration in accordance with Section 41(2) of the Companies (Amendment) Act 1983 Act and without obtaining the sanction of the holders thereof;

(b)	to appoint any person to execute, on behalf of the holders of the Deferred Shares remaining in issue (if any), a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company or to such other person as the Company may nominate; and

(c)	to cancel any acquired Deferred Shares.

(2)	The Company shall, not later than three years after any acquisition by it of any Deferred Shares in accordance with Article 6(C)(1) above, cancel such Deferred Shares by either:

(a)	seeking to have such acquired Deferred Shares cancelled in a High Court sanctioned capital reduction in accordance with Sections 72 and 73 of the Companies Act 1963; or

(b)	in accordance with Section 43(3) of the Companies (Amendment) Act 1983 Act, cancelling such Deferred Shares and reducing the amount of the share capital by the nominal value of the shares so cancelled and the Directors may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with Sections 72 and 73 of the Companies Act 1963, including passing resolutions in accordance with Section 43(5) of the Companies (Amendment) Act 1983.

6(D)	Voting

The holders of Deferred Shares shall not be entitled to receive notice of, or attend, speak or vote at, any General Meeting.

6(E)	Variation of Class Rights

Without prejudice to Article 7, the rights attached to the Deferred Shares shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu with or subsequent to such shares, any amendment or variation of the rights of any other class of share of the Company, the Company reducing its share capital or the surrender, or purchase of any share, whether a Deferred Share or otherwise. The Company shall have the irrevocable authority to cancel any Deferred Share without making any payment to the holder and such cancellation shall not be deemed to be a variation or abrogation of the rights attaching to such Deferred Share. The Company shall have the irrevocable authority to appoint a single holder or any person on behalf of all holders of Deferred Shares to exercise any vote to which holders of Deferred Shares may be entitled in any circumstances at a meeting of the class of holders of Deferred Shares or for any other matter connected to the Deferred Shares.

6(F)	Transfer and Certificates

The Deferred Shares shall not be transferable at any time other than with the prior written consent of the Directors and, unless otherwise determined by the Directors, no share certificates shall be issued in respect of the Deferred Shares.

VARIATION OF RIGHTS

7.	Whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Acts and subject as otherwise provided in these Articles, be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding up, with the sanction of a Special Resolution passed at a Class Meeting of the holders of the shares of the class but not otherwise. To every such Class Meeting all the provisions of these Articles relating to General Meetings of the Company and to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be two persons holding or representing by proxy at least one third in nominal amount of the issued shares of the class and if at any adjourned meeting of such holders a quorum as above defined is not present, any member of such class who is present in person or by proxy shall be a quorum. The holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively. Any holder of shares of the class in question present in person or by proxy at such meeting may demand a poll.

8.	The special rights attached to any class of shares in the capital of the Company shall not (unless otherwise expressly provided by the conditions of issue of such shares) be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or subsequent thereto.

SHARE CAPITAL

9.	Subject to Article 137, no share of the Company, other than a share allotted in pursuance of an employees’ share scheme, shall be allotted except as a share which has been paid up at least to 25 per cent, of the nominal amount of the share and the whole of any premium on it.

10.	(a)	Subject to Article 85 and the provisions of the Acts relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation) grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

	(b)	(i)	Subject to Article 85, the Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 20 of the Companies (Amendment) Act, 1983 (“the Act”) to exercise for each prescribed period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the relevant Section 20 Amount.

		(ii)	Subject to Article 85, the Directors may, by Special Resolution, be empowered for any prescribed period to allot equity securities wholly for cash pursuant to and within the terms of the said authority:-

			(A)	in connection with a rights issue; and

			(B)	otherwise than in connection with a rights issue, up to an aggregate nominal amount equal to the Section 23 Amount;

in each case as if Section 23(1) of the Act did not apply to any such allotment.

(c)	By such authority and power the Directors may during such period make offers or agreements which would or might require the allotment of securities after the expiry of such period.

(d)	For the purposes of this Article:-

	(i)	“rights issue” means an offer of equity securities open for acceptance for a period fixed by the Directors to holders of equity securities on the Register of Members on a fixed record date in proportion to their respective holdings of such securities or in accordance with the rights attached thereto (but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws, regulations or requirements of any recognised regulatory body or any stock exchange in any territory);

	(ii)	“prescribed period” means any period (not exceeding five years on any occasion) for which the authority provided for by sub-paragraph (b)(i) above is conferred by Ordinary Resolution stating the Section 20 Amount for such period;

	(iii)	“the Section 20 Amount” shall for any prescribed period be that stated in the relevant Ordinary Resolution or any increased amount fixed by Ordinary Resolution;

	(iv)	“the Section 23 Amount” for any prescribed period shall be that stated in the relevant Special Resolution;

	(v)	nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company the nominal amount of such shares which may be allotted pursuant to such rights; and

	(vi)	words and expressions defined in or for the purposes of the Act shall bear the same meanings herein.

11.

Any shares may be held in uncertificated form, subject to the Directors having made arrangements with the Operator of a relevant system for that class of shares to be admitted as a participating security for the purposes of that relevant system. The Directors shall have power to make such arrangements in their discretion without the consent of the shareholders. In the event that the Directors shall make such arrangements, and for so long as the relevant class of shares shall continue to be a participating security, these Articles shall not apply to shares of the relevant class which are held in uncertificated form, to the extent that these Articles are inconsistent with either the holding of title to such shares in uncertificated form or the transfer of title to such shares by means of the relevant system or any provision of the Companies Act, 1990 (Uncertificated Securities) Regulations 1996 (‘the 1996 Regulations’), which term shall include, where the context requires or admits the rules, facilities and requirements of the relevant system). For the purposes of these

Articles, the expressions “in uncertificated form” and “in certificated form” are to be interpreted in the same manner as in the 1996 Regulations and the expressions ‘Operator’, ‘Operator-instruction’, ‘participating security’ and ‘relevant system’ shall bear the meanings respectively attributed to them in the 1996 Regulations. Where any class of shares is held in uncertificated form, the Register in relation to that class shall (notwithstanding any other provision of these Articles) be maintained in accordance with the 1996 Regulations.

12.	The Company may exercise the powers conferred by the Acts of paying commissions to persons subscribing or procuring subscriptions for shares of the Company or agreeing so to do, whether absolutely or conditionally, and any such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares of the Company, or partly in the one way and partly in the other: provided that the rate per cent, or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Acts and shall not exceed 10 per cent of the price at which the shares in respect whereof the commission is paid are issued or an amount equivalent thereto. The Company may also, on any issue of shares pay such brokerage as may be lawful.

13.	(a)	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any quotable, contingent, future or partial interest in any share or any interest in any fraction or part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

(b)	Without prejudice to the foregoing the Directors may by notice in writing addressed and sent to or left with any member require such member to inform the Company in writing not more than 14 days after service of the notice of the capacity in which such member holds any share of the Company and if such member holds any share otherwise than as beneficial owner to furnish in writing so far as it is within the member’s knowledge, the name and address of the person on whose behalf the member holds such share or, if the name or address of such person is not forthcoming, such particulars as will enable or assist in the identification of such person, and the nature of the interest of such person in such share and the Directors may by like notice or by a series of like notices require any person so named or identified to furnish information to the Company of the kind required to be furnished pursuant to the notice served on the member.

(c)	Where a notice is given pursuant to the previous paragraph and the member or person to whom such notice is given fails to furnish the Company with the information required by the notice in the time therein specified, the member shall not be entitled to attend meetings of the Company nor to exercise the voting rights attached to such share, and, if the member holds 0.25% or more of the issued Ordinary Shares of the Company, the Directors shall be entitled to withhold payment of any dividend payable on such shares (without liability to pay interest on the amount(s) withheld) and the member shall not be entitled to transfer such shares except by sale through a Stock Exchange to a bona fide unconnected third party. Sanctions imposed on a member pursuant to the foregoing shall cease to apply after not more than seven days from the earlier of:

(i)	receipt by the Company of notice that the member has sold the shares to an unconnected third party in the manner described above; or

(ii)	due compliance, to the satisfaction of the Company, with the notice served under (b) above.

(d)	In relation to any share which is held in uncertified form, the prohibition of transfers in paragraph (c) above shall not be effective to the extent that it is inconsistent with the 1996 Regulations, the transfer of title to such shares by means of a relevant system or the rules and requirements of the relevant system

(e)	If and to the extent that the prohibition in paragraph (c) above is not or may not be effective in relation to shares which are held in uncertified form, the Directors may take such further steps (including requiring that the shares are converted into certificated form) as the Directors shall think fit for giving effect so far as practicable to the prohibition in paragraph (c) above provided that such steps (i) are acceptable to the Operator of the relevant system ((ii) are not inconsistent with the 1996 Regulations, the transfer generally of title to such shares by means of the relevant system or the rules and requirements of the relevant system and (iii) do not have as their object or effect the imposition of a more onerous restriction on transfer than would apply to shares held in certified form.

14.	(a)	Other than in relation to any shares which are held or to be held in uncertified form (in respect of which no share certificate shall be issued), every person whose name is entered as a member in the Register of Members shall be entitled without payment to one certificate issued in accordance with Article 121 of these Articles for all his shares of each class and, if he transfers part of his holding, to one certificate for the balance of such holding; and upon payment of such reasonable sum as may be determined by the Directors from time to time in respect of each certificate after the first, he shall also be entitled to several certificates, each for one or more of his shares. Every certificate for shares shall be issued within two months after allotment or, in the case of a transfer (not being a transfer to a Stock Exchange Nominee when other provisions apply) within two months after the lodgment with the Company of the transfer of the shares, unless the conditions of issue of such shares otherwise provide. The Company shall not be bound to register more than four persons as the joint holders of any share (except in the case of executors or trustees of a deceased member) and, in the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

(b)	Conversion of shares from certificated form into uncertificated form and vice versa shall be effected in accordance with the 1996 Regulations and, subject thereto, in such manner as the Directors may determine.

(c)	Where a member transfers part only of the shares comprised in a share certificate (or requests in the manner required by the 1996 Regulations that part only of the shares comprised in a share certificate be converted from certificated to uncertificated form) the old certificate shall be cancelled and a new certificate for the balance of such shares shall be issued in lieu without charge.

(d)	Where any share is converted from uncertificated to certificated form the Company shall issue a certificate for that share (subject to the foregoing provisions of this Article) within two months after the date on which the Company received the relevant Operator-instruction.

15.	(a)	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and Indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Company may require.

(b)	In the case of shares held jointly by separate persons any such request may be made by any one of the joint holders.

LIEN

16.	The Company shall have a first and paramount lien on every share (not being a fully paid share) registered in the name of any member whether solely or jointly with others for all moneys due or presently to become due to the Company on foot of a call or at a fixed time, in respect of the share. The Company’s lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Directors may at any time declare any share to be exempt, wholly or partially, from the provisions of this Article.

17.	For the purpose of enforcing such lien the Directors may sell all or any of the shares subject thereto at such time and in such manner as they think fit, but no sale shall be made until such time as the moneys in respect of which such lien exists, or some part thereof, are or is presently payable and until a notice in writing stating the amount due and demanding payment thereof and giving notice of intention to sell in default shall have been served in such manner as the Directors shall think fit on such member or the person (if any) entitled by transmission to the shares and default in payment shall have been made by him for seven days after the service of such notice.

18.	The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender to the Company for cancellation of the certificate for the shares sold if the shares be held in certified form a subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale.

19.	For the purpose of giving effect to any such sale the Directors may by resolution or instrument under seal authorise some person in the name and on behalf of the member or the person (if any) entitled by transmission to the shares to execute a transfer of the shares sold to the purchaser. The Purchaser’s name shall be entered in the Register of Members as the holder of the shares and the purchaser shall not be bound to see the regularity or validity of, or be affected by any irregularity or invalidity in, the proceedings or be bound to see to the application of the purchase money, and after his name has been entered in the Register of Members the validity of the Sale shall not be impeached by any person aggrieved by the sale shall be in damages only and against the Company exclusively.

CALLS ON SHARES

20.	The Directors may, subject to the provisions of these Articles and to any conditions of allotment, from time to time make such calls upon the members in respect of all moneys unpaid on their shares (whether on account of the nominal amount of the shares or, where permitted, by way of premium) as they think fit, and each member shall subject to receiving at least 14 days’ notice specifying the time or times and place of payment) be liable to pay the amount of every call so made upon him to the Company and at the time or times and place so appointed by the Directors. A call may be made payable by instalments. A call may be revoked or postponed as the Directors may determine. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

21.	Where there is more than one holder of a share they shall be jointly and severally liable to pay all calls in respect thereof.

22.	If on the day appointed for payment thereof a call payable in respect of a share shall not have been paid, the person from whom the amount of the call is due shall pay interest on such amount from the day appointed for payment thereof to the time of actual payment at the rate fixed by the terms of the allotment or as the Directors shall determine, but the Directors may waive payment of such interest wholly or in part.

23.	On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the member sued, in pursuance of these presents, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

24.	Any sum which by the terms of issue of a share is made payable upon allotment or at any fixed date, whether on account of the nominal amount of the share or the premium (if any) on such share shall, for all purposes of these Articles, be deemed to be a call duly made and payable on the date appointed for payment and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture and the like shall apply as if such sum were a call duly made and notified.

25.	Subject to the terms of allotment the Directors may on the issue of shares make different arrangements as between holders of such shares as respects the amounts of calls to be paid and the time for payment of such calls on their shares.

26.	The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys due upon his shares beyond the sums actually called up thereon, and such payment in advance of a call shall extinguish pro tanto the liability upon the shares in respect of which such call is made and upon all or any of the moneys so advanced the Directors may (until and to the extent that the same would, but for such advance, become presently payable) pay or allow such interest (not exceeding, without the consent of the Company by Ordinary Resolution, 12 per cent, per annum) as may be agreed between them and such member, but any sum paid in excess of the amount for the time being called up shall not be included or taken into account in ascertaining the amount of the dividend payable on the shares in respect of which such advance has been made.

FORFEITURE OF SHARES

27.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on such member requiring him to pay so much of such call or instalment as remains unpaid together with any interest which may have accrued.

28.	The notice shall name a further day (not earlier than seven days from the date of service thereof) on or before which, and the place at which such payment is to be made and shall state that in the event of non-payment at or before the time and at the place appointed the shares on which the call was made will be liable to be forfeited.

29.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. A forfeiture of shares shall include all dividends declared In respect of the forfeited share and not actually paid before the forfeiture.

30.	A forfeited share may be sold, re-issued, or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and whether with or without all or any part of the amount previously paid on the share being credited as paid, and at any time before such sale, re-issue or disposal the forfeiture may be cancelled on such terms as the Directors think fit. The Directors may if necessary, authorise some person to transfer in manner hereinbefore provided a forfeited share to any other person.

31.	A member whose share has been forfeited shall cease to be a member in respect of the forfeited share, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all calls made and not paid on such share at the time of forfeiture with interest thereon to the date of payment at such rate not exceeding 12 per cent. per annum as the Directors shall think fit, in the same manner in all respects as been forfeited and to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture without any deduction or allowance for the value of the share at the time of forfeiture.

32.	A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated against ail persons claiming to be entitled to the share; such declaration shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the new holder of the share shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any omission, irregularity or invalidity in or relating to or connected with the proceedings in reference to the forfeiture, sale, re-issue or disposal of the share.

TRANSFER OF SHARES

33.	(a)	Transfers of shares held in certificated form shall be effected by instrument of transfer in any usual form or in any other manner which the Directors may approve and any such instrument shall be executed by or on behalf of the transferor and unless the share is fully paid, by or on behalf of the transferee.

	(b)	Title to any share which is held in uncertificated form shall be transferred by means of the relevant system, in accordance with the 1996 Regulations and, accordingly, no provision of these Articles which requires a written instrument of transfer and the lodging of a share certificate with the Company shall apply to such a transfer. The Directors may make such arrangements as they think fit in relation to evidencing of title to and transfer of shares held in uncertificated form subject always to the 1996 Regulations.

34.	The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

35.	(1)	Subject to paragraph (2) below, the Directors may decline to register any transfer of shares:-

(a)	upon which the Company has a lien and in the case of shares not fully paid up may refuse to register a transfer to any transferee of whom they do not approve without assigning any reason for such refusal; or

(b)	to an infant or a person declared by an Order of a Court or other competent authority to be mentally disordered and incapable for the time being of dealing with his affairs.

(2)	Notwithstanding paragraph (1) above, a transfer of title to shares held in uncertificated form in accordance with an Operator-instruction shall be registered where such registration is required under the terms of the 1996 Regulations. No transfer of title to shares held in uncertificated form shall be registered except in accordance with the provisions of the 1996 Regulations.

36.	The Directors may decline to register a renunciation of an allotment or transfer of shares (whether fully paid or not) in favour of more than four persons jointly.

37.	The Directors may decline to recognise any instrument of transfer of shares held in certificated form unless the instrument of transfer is in respect of only one class of share and is lodged at the Office or such other place as the Directors may appoint accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

38.	If the Directors decline to register a transfer of any shares they shall, within two months after the date on which the transfer was lodged with the Company or on which the relevant Operator-instruction was received by the Company, as the case may be, send to the transferee notice of the refusal.

39.	The registration of transfers may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Directors may from time to time determine but only with the prior consent of the Operator, if any shares shall be held in uncertificated form.

40.	All instruments of transfer which shall be registered shall be retained by the Company subject always as provided in Article 158 hereof.

41.	No fee will be charged by the Company in respect of the registration of any instrument of transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members affecting the title to any shares.

42.	Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by the allottee in favour of some other person or in favour of not more than four persons jointly.

TRANSMISSION OF SHARES

43.	In the case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving joint holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

44.	Any person becoming entitled to a share in consequence of the death bankruptcy or insolvency of a member or otherwise by operation of law may, upon producing such evidence of title as may from time to time be properly required by the Directors and subject as hereinafter provided, elect either to be registered himself as the holder of the share upon giving notice in writing to the Company of such desire or transfer such shares to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the said notice or transfer were a transfer executed by the said member.

45.	A person becoming entitled to a share by transmission shall be entitled to receive and give a discharge for any dividends or other moneys payable on or in respect of the share, but he shall not be entitled to receive notices of, or to attend or vote at meetings of the Company or (save as aforesaid) to exercise any of the rights or privileges of a member in respect of the share, unless and until he shall be entered in the Register of Members as the holder thereof; however, the Directors may at any time give notice requiring any person to elect either to be registered himself or to transfer the share and, if the notice is not compiled with within 90 days, the Directors may thereafter withhold payment of all dividends, or other moneys payable in respect of the share until the requirements of the notice have been complied with.

STOCK

46.	The Company may by Ordinary Resolution convert any paid up shares into stock, and re-convert any stock into paid-up shares of any denomination.

47.	The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances will admit, but the Directors may from time to time fix the minimum amount of stock transferable, provided that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

48.	The holders of stock shall, according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in dividends and profits of the Company and in the assets on a winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such privilege or advantage.

49.	Alt such provisions of these Articles as are applicable to paid up shares snail apply to stock, and in all such provisions the words “share” and “member” shall include “stock” and “stockholder” respectively.

INCREASE OF CAPITAL

50.	Subject to Article 85, the Company may from time to time by Ordinary Resolution increase its share capital by such sum, to be divided into shares of such amounts and denominated in such currency or currencies, as the resolution shall prescribe.

51.	The new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct, and if no direction be given as the Directors shall determine and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company and with a special, or without any, right of voting.

52.	Except so far as otherwise provided by the conditions of issue or by these Articles any capital raised by the issue of new shares shall be considered part of the pre-existing capital and shall be subject to the provisions herein contained with reference to allotments, the payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

ALTERATION OF CAPITAL

53.	Subject to Articles 85(a) and 137, the Company from time to time may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	sub-divide its shares, or any of them, into shares of smaller amount so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived, and so that the resolution whereby the share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have such preferred or other special rights over, or may have such deferred rights, or be subject to such restrictions as compared with the others as the Company has power to attach to any unissued or new shares;

(c)	cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled, and may by Special Resolution reduce its share capital in any way and any capital redemption reserve fund and any share premium account in any manner authorised by the Acts. The Company may also, subject to the provisions of the Acts, purchase its own shares including redeemable shares. Unless otherwise provided by the terms of issue and without prejudice to the rights attached to any preference share to participate in any return of capital, the rights, privileges, limitations and restrictions attached to any preference share shall be deemed not to be varied, altered or abrogated by a reduction in any share capital ranking as regards participation in the profits and assets of the Company pari passu with or after that preference share.

PURCHASE OF OWN SHARES

54.	(a)	Subject to the provisions of the Acts and to the extent permitted thereby, to any rights conferred on the holders of any class of shares and to the following paragraphs of this Article, the Company may purchase any of its shares of any class and may cancel any shares so purchased or hold them as treasury shares with liberty to re-issue any such share or shares on such terms and conditions and in such manner as the Directors may from time to time determine.

	(b)	The Company may (subject to the prior consent of the Central Bank) purchase the 2009 Preference Shares in accordance with Article 54(e). Notwithstanding the provisions of Section 215 of the Companies Act, 1990, the Company shall not make market purchases of its own shares unless:

(i)	such purchases shall have been authorised by Special Resolution of the Company (a “Section 215 Resolution”); and

(ii)	the Minister for Finance shall have consented to the purchase, to the extent required in Article 85(a).

(c)	The Company shall not be required to select the shares to be purchased on a pro rata basis or in any particular manner as between the holders of shares of the same class or as between the holders of shares of different classes or in accordance with the rights as to dividends or capital attached to any class of shares. The Company shall be entitled to select all or any of the 2009 Preference Shares to be purchased by reference to the registered numbers of all or any of the 2009 Preference Shares or in any other manner as the Company may, in its absolute discretion, decide.

(d)	For the purposes of any Section 215 Resolution:-

(i)	the maximum number of shares authorised to be purchased shall be specified in the Section 215 Resolution;

(ii)	the minimum price which may be paid for any shares to be purchased shall be the nominal value thereof;

(iii)	the maximum price which may be paid for any shares to be purchased shall be 5 per cent above the average of the closing quotation prices of such shares on the Irish Stock Exchange for the five Business Days immediately preceding the day of purchase, and, in respect of any Business Day on which there shall be no dealing in such shares on the Irish Stock Exchange, the price which is equal to (i) the mid-point between the high and low market guide prices in respect of such shares for that Business Day, or (ii) if there shall be only one such market guide price so published, the market guide price so published; such prices shall be as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto or any equivalent publication for securities admitted to trading on the Enterprise Securities Market).

(e)	The Company may purchase the 2009 Preference Shares in accordance with a resolution approved for the purpose of sections 213 and/or 214 of the Companies Act 1990 at the Extraordinary General Meeting of the Company held on 13 May 2009. Without prejudice to Article 54(c), for so long as any 2009 Preference Shares are held by a Government Preference Shareholder, the Company shall be entitled to purchase all or any of the 2009 Preference Shares held by that Government Shareholder without being obliged to purchase all or any of the 2009 Preference Shares held by any other person. During the five year period commencing on the 2009 Issue Date, each 2009 Preference Share that the Company proposes to purchase in accordance with such authority shall be purchased at a price per share equal to the amount paid on subscription (including premium). On or after the fifth anniversary of the 2009 Issue Date each 2009 Preference Share that the Company proposes to purchase pursuant to this authority shall be purchased at a price per share equal to 125 per cent. of the amount paid on subscription (including premium).

(f)	On the purchase of 2009 Preference Shares, the Company shall issue any 2009 Bonus Shares that have remained unissued since one or more Dividend Payment Dates preceding the most recent Dividend Payment Date prior to the date of purchase and shall pay, on the 2009 Preference Shares to be purchased, an amount equal to the portion of the relevant 2009 Preference Dividend in relation to the period from the last Dividend Payment Date up to the date of purchase (calculated on the basis of the number of days in such period based on a 360 day year comprised of twelve 30 day months) (such amount being the “Purchase Dividend Payment”) or, at the option of the Company in accordance with these Articles, the Company shall issue in lieu of the Purchase Dividend Payment such number of 2009 Bonus Shares as is equal to the aggregate cash amount of the Purchase Dividend Payment divided by the Share Value.

(g)	In calculating the number of 2009 Bonus Shares to be issued pursuant to Article 54(f) the provisions of Article 5(C) (other than Article 5(C)(2)) shall apply mutatis mutandis, except that:

(i)	references to a “Relevant Instalment” shall be taken to refer to an amount equal to the Purchase Dividend Payment;

(ii)	references to “Dividend Payment Date” shall be taken to refer to the purchase date of the relevant 2009 Preference Shares;

(iii)	“Share Value” shall mean 100 per cent. of the Average Share Price; and

(iv)	references to Article 5(C) in Articles 5(C)(3), (5), (7) and (8) shall be taken to be references to Article 5(E).

No other amount or dividend (including the 2009 Preference Dividend or part thereof) shall be paid on any purchase of the 2009 Preference Shares. The terms of the purchase of 2009 Preference Shares set out in paragraph (e) of this Article were approved for the purposes of Sections 213 and 214 of the Companies Act 1990 at the Extraordinary General Meeting of the Company held on 13 May 2009.

(h)	As from the date fixed for purchase of the 2009 Preference Shares in accordance with this Article 54, no 2009 Preference Dividend shall be payable on the 2009 Preference Shares to be purchased except on any such shares in respect of which, upon due presentation of the deed of transfer relating thereto, payment of the moneys due at such purchase shall be improperly refused, in which event, the 2009 Preference Dividend shall continue to be calculated on and from the date fixed for purchase down to, but not including, the date of payment of such purchase moneys.

REISSUE OF TREASURY SHARES

55.	For the purposes of any resolution of the Company proposing to determine, in accordance with Section 209 of the Companies Act, 1990, the reissue price range at which any treasury shares for the time being held by the Company may be reissued off-market:-

(a)	the minimum price at which a treasury share may be re-issued off-market for the purposes of any of the schemes (as defined below) shall be the issue price as provided for in such scheme and in all other circumstances shall be 95% of the Appropriate Price (which, for these purposes, shall mean the average of the closing quotation prices of the Ordinary Shares for the five Business Days immediately preceding the day on which the treasury share is reissued, as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto or any equivalent publication for securities admitted to trading on the Enterprise Securities Market) and, in respect of any Business Day on which there shall be no dealing in such shares on such Exchange, the price which is equal to (i) the mid-point between the high and low market guide prices in respect of such shares for such Business Day as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto or any equivalent publication for securities admitted to trading on the Enterprise Securities Market); or (ii) if there shall be only one such market guide price so published, the market guide price so published);

(b)	the maximum price at which a treasury share may be re-issued off-market shall be 120% of the Appropriate Price;

(c)	“schemes” shall mean the AIB Approved Employees’ Profit Sharing Scheme 1998, the Approved Employees’ Profit Sharing Scheme — U.K., the Executive Share Option Scheme, the Dauphin Stock Option plans, the AIB Dividend Reinvestment Plan, the Long Term Incentive Plan and any other scheme or plan which involves the issue of Ordinary Shares and which has been approved by the shareholders in General Meeting.

GENERAL MEETINGS

56.	The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting and that of the next.

57.	(a)	The Annual General Meeting shall be held at such time and place as the Directors shall determine. All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

	(b)	Every Annual General Meeting shall be held in Ireland unless either all the members entitled to attend and vote at such meeting consent in writing to its being held elsewhere or a resolution providing that it be held elsewhere shall have been passed at the preceding Annual General Meeting.

58.	(a)	The Directors may at any time call an Extraordinary General Meeting. Extraordinary General Meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as is provided by the Acts.

	(b)	The Government Preference Shareholder may requisition an Extraordinary General Meeting in the manner provided by section 132 of the Companies Act 1963 for the purpose of exercising any voting rights it shall be entitled to exercise at such meeting in respect of the 2009 General Voting Rights or the Provisional Voting Rights (where such Provisional Voting Rights, together with other Ordinary Shares held by the Government Preference Shareholder, amount to at least one-tenth of the voting rights attaching to the Ordinary Shares in issue at such time).

NOTICE OF GENERAL MEETINGS

59.	In the case of an Annual General Meeting or of a meeting for the passing of a Special Resolution or the appointment of a Director, twenty-one clear days’ notice at the least, and in any other case fourteen clear days’ notice at the least, shall be given in writing in manner hereinafter mentioned to all the members (other than those who under the provisions of these Articles or the conditions of issue of the shares held by them, are not entitled to receive the notice) and to the Auditors for the time being of the Company.

60.	Such notice shall state:-

	(a)	the place, the day and hour of the meeting;

	(b)	in any case where there is to be special business, the general nature of such business;

	(c)	that the Meeting is the Annual General Meeting, where such is the case; and

	(d)	in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy (or more than one proxy as alternates) to attend, speak and vote in his place and that a proxy need not be a member of the Company.

61.	(a)	A General Meeting other than a meeting for the passing of a Special Resolution shall, notwithstanding that it is called by shorter notice than that hereinbefore specified, be deemed to have been duly called if it is so agreed by the Auditors and by all the members entitled to attend and vote thereat.

	(b)	A resolution may be proposed and passed as a Special Resolution at a meeting of which less than twenty-one days’ notice has been given if it is so agreed by a majority in number of the members having the right to attend and vote at any such meeting, being a majority together holding not less than ninety per cent in nominal value of the shares giving that right.

62.	Where, by any provisions contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective unless (except where the Directors of the Company have resolved to submit it) notice of the intention to move it has been given to the Company not less than twenty eight days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolutions as required by and in accordance with the provisions of the Acts.

63.	The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any General Meeting.

PROCEEDINGS AT GENERAL MEETINGS

64.	All business shall be deemed special that is transacted at an Extraordinary General Meeting. All business that is transacted at an Annual General Meeting shall also be deemed special with the exception of declaring a dividend, receiving the accounts balance sheets and reports of the Directors and Auditors, electing Directors in the place of those retiring, voting additional remuneration for the Directors, appointing Auditors and fixing of the remuneration of the Auditors.

65.	No business shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Ten members present in person and entitled to vote at such meeting shall be a quorum.

66.	If within half an hour from the time appointed for the meeting (or such longer period as the Chairman may think fit to allow) a quorum is not present the meeting, if convened on the requisition of or by members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Chairman may determine and, if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote at such meeting shall be a quorum, but so that no less than two individuals shall constitute the quorum.

67.	Without prejudice to any other powers which he may exercise, the Chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place. Whenever a meeting is adjourned for fourteen days or more, seven clear days’ notice at the least, specifying the place, the day and the time of the adjourned meeting shall be given as in the case of the original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment. No business shall be transacted at the meeting from which the adjournment took place.

68.	The Chairman of the Board Directors, or in his absence any Deputy Chairman or if neither is present some other Director nominated by the Directors shall preside at every General Meeting, but if at any meeting neither the Chairman nor any Deputy Chairman nor such other Director be present within fifteen minutes after the time appointed for holding the same, or if, being present, none of them be willing to act as Chairman, the Directors present shall choose some Director present to be Chairman, or if no Director be present, or if all the Directors present decline to take the chair, the members present and entitled to vote at such meeting shall choose some member present to be Chairman.

69.	Save as otherwise herein expressly provided, at any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless, before or upon the declaration of the result of the show of hands, a poll is demanded in accordance with the provisions hereinafter contained. Unless a poll be so demanded, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

70.	(a)	A poll may be demanded on any question by the Chairman, or:

(b)	A poll may also be demanded by any member on a special resolution authorising an off-market purchase of its own shares by the Company under Section 213 of the Companies Act, 1990, or:

(c)	A poll may also be demanded on any question other than the election of the Chairman or of adjournment of the meeting;-

(i)	by not less than five members having the right to vote at the meeting, or

(ii)	by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting, or

(iii)	by a member or members holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

(d)	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

(e)	The demand for a poll may be withdrawn.

(f)	The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll, and for the purposes of this Article a demand by a person as proxy for a member shall be the same as a demand by the member.

(g)	A poll on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken either immediately or at such time (not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded) and place as the Chairman shall direct and shall be taken in such manner (including the use of ballot or voting papers) as the Chairman shall direct. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. No notice need be given of a poll not taken immediately.

(h)

If any vote shall be counted which ought not to have been counted or might have been rejected or any vote shall not be counted which ought to have been counted, the error shall not vitiate the result of the voting unless it be pointed out at the meeting or adjourned meeting at which the vote is given and not in that case unless it shall in the opinion of the Chairman of the meeting be of sufficient magnitude to vitiate the result of the voting.

(i)	On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

VOTES OF MEMBERS

71.	Subject to any special rights or restrictions as to voting attached to any share or class of shares, on a show of hands every member who is present in person or by proxy and entitled to vote shall have one vote, so, however, that no individual shall have more than one vote and subject to Articles 5(C)(7)(b), 5(F)(1), 5(F)(4), 6(D) and 86 upon a poll every member present in person or by proxy shall have one vote for each share of which he is the holder.

72.	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting shall be entitled to a further or casting vote.

73.	A member who is not sui juris may vote, whether on a show of hands or on a poll, by his committee, guardian, receiver, curator bonis or other person in the nature of a committee, guardian, receiver or curator bonis appointed by a court, and such committee, guardian, receiver, curator bonis or other person may on a poll vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

74.	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

75.	No member shall be entitled to vote, either personally or by proxy, at any General Meeting or to exercise any privilege as a member unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

76.	Votes may be given either personally or by proxy,

77.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

78.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointer is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

79.	Any person, whether a member of the Company or not, may be appointed to act as a proxy. A member may appoint more than one proxy as alternates to attend, speak vote but only one such alternate may attend, speak and vote.

80.	(a)	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority, shall be received at the Office or at such other place in Ireland as is specified for the purpose in the notice convening the meeting or in the instrument of proxy issued by the Company not less than forty-eight hours before that time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or in the case of a poll not less than forty-eight hours before the time appointed for taking the poll and in default the instrument of proxy shall not be treated as valid. Instruments of proxy may, provided they are received in legible form, be submitted by telefax to such telefax number as may be specified by the Secretary for such purpose.

(b)	When two or more valid but differing instruments or proxy are received in respect of the same shares for use at the same meeting, the one bearing the later date shall be treated as replacing and revoking the other; if the instruments are undated the one last received shall be treated as valid and if the Company is unable to determine which was the last received, none shall be treated as valid.

81.	An instrument of proxy shall be in writing in any usual or common form or in such form as the Directors shall approve. Instruments of proxy need not be witnessed.

82.	The Directors may at the expense of the Company send, by post or otherwise, to the members instruments of proxy (with or without stamped envelopes for their return) for use at any General Meeting or at any Class Meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy.

83.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal, or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office three hours at least before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

84.	Articles 71 to 83 are subject to the voting rights and restrictions on voting rights set out in Articles 5(C)(7)(b), 5(F)(2), 5(F)(4), 6(D) and 85.

VOTING BY THE GOVERNMENT PREFERENCE SHAREHOLDER AND CAPITAL

RESOLUTION RESTRICTIONS

85.	(a)	No resolution at a General Meeting to alter the share capital of the Company, or to authorise the Directors to alter the capital of the Company, including by way of:

(i)	an increase in the share capital of the Company, the reissue of treasury shares or the allotment of any unissued share capital of the Company, save for any increase, re-issue or allotment for the purpose of or in connection with:

(A)	the issue of 2009 Bonus Shares pursuant to these Articles; or

(B)	the purchase or redemption of all or any of the 2009 Preference Shares; or

(C)	obligations of the Company existing on the date of adoption of these Articles under the Company’s share option or other employee share schemes in place at the date of adoption of these Articles; or

(D)	anything required to be done pursuant to the terms and conditions of any of the Preferred Securities; or

(ii)	the redemption, consolidation, conversion or sub-division of the share capital of the Company, save for any purchase or redemption of the 2009 Preference Shares or the issue of the 2009 Bonus Shares.

(each a “Capital Resolution”) shall be passed by the General Meeting without the prior consent in writing of the Minister for Finance.

(b)	The Directors shall not exercise any authority granted by a General Meeting pursuant to a Capital Resolution passed on or before 31 May 2009 without the consent in writing of the Minister for Finance, provided that the consent of the Minister for Finance to the issue of the 2009 Preference Shares pursuant to the authorities granted at the Extraordinary General Meeting of the Company held on 13 May 2009 or any issue of shares referred to in Article 85(a)(i) above is not required.

(c)	The rights of the Minister for Finance set out in Articles 85(a) and 85(b) shall be extinguished and cease to be exercisable on the date which is the first in time to occur of either, (1) the Government Preference Shareholder (or all of the Government Preference Shareholders, where there is more than one Government Preference Shareholder) transfers, or otherwise disposes of, all of the 2009 Preference Shares to any person or persons who is not a Government Preference Shareholder or a Government Body, or (2) all of the 2009 Preference Shares held by the Government Preference Shareholders are redeemed or purchased by the Company.

CORPORATIONS ACTING BY REPRESENTATIVES

86.	Any corporation sole or body corporate which is a member of the Company may by a document executed by or on behalf of such corporation sole or resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation sole or body corporate which he represents as that corporation sole or body corporate could exercise if it were an individual member of the Company.

DIRECTORS

87.	Except as provided otherwise in these Articles, the Company may by Ordinary Resolution from time to time reduce the number of Directors and fix and vary the maximum number of Directors. Unless otherwise determined by the Company by Ordinary Resolution, the number of Directors shall in no event be less than seven.

88.	A Director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any General Meeting and at any Class Meeting.

89.	The remuneration of the Directors shall be determined from time to time by the Company in General Meeting. Any Director while holding the office of Chairman or Deputy Chairman shall be entitled to such additional remuneration as may be determined from time to time by the Directors. Remuneration granted under this Article may be by way of fees, salary, commission, participation in profits, or all or any of such modes, or by such other mode as the Company may from time to time consider appropriate. All remuneration fixed or granted under this Article shall accrue from day to day.

90.	The Directors shall also be entitled to be paid all travelling, hotel and other expenses incurred by them respectively in and about the performance of their duties as Directors, including their expenses of travelling to and from meetings of the Directors or Committees of the Directors or General Meetings.

91.	Any Director who serves on any Committee or who devotes special attention to the business of the Company or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director may be paid such extra remuneration by way of salary, commission, participation in profits or otherwise as the Directors may determine.

APPOINTMENT AND RETIREMENT BY ROTATION OF DIRECTORS

92.	Except as provided otherwise in these Articles and subject to the provisions of these Articles, one-third of the Directors for the time being, or, if their number is not three or a multiple of three, then not less than one-third shall retire from office at each Annual General Meeting.

93.	Except as provided otherwise in these Articles and subject to the provisions of these Articles, the Directors to retire at each Annual General Meeting shall be the Directors who have been longest in office since their last appointment. As between Directors of equal seniority, the Directors to retire shall in the absence of agreement be selected from among them by lot. Subject as aforesaid, a retiring Director shall be eligible for re-appointment and shall act as a Director throughout the meeting at which he retires.

94.	The Company may by Ordinary Resolution at the meeting at which any Director retires in manner aforesaid fill up the vacated office by appointing a person who is willing to act to be a Director, and in default the retiring Director, if willing to act, shall be deemed to have been re-appointed unless at such meeting it is expressly resolved not to fill such vacated office or a resolution for the re-appointment of such Director shall have been put to the meeting and lost.

95.	At a General Meeting a motion for the appointment of two or more persons as Directors of the Company by a single resolution shall not be made unless a resolution that it shall be so made has been first agreed to by the meeting without any vote being given against it and any resolution moved in contravention of this provision shall be void.

96.

Subject to the provisions of these Articles, no person, other than a Director retiring at the meeting shall, unless recommended by the Directors for appointment, be eligible for appointment to the office of Director any General Meeting unless, within the prescribed time before the day appointed for the meeting, there shall have been given to the Company notice in writing by a member duly qualified to be present and vote at the meeting, of his intention to propose such person (or appointment and also notice in writing signed by the person to be proposed of his willingness to act, if so appointed. A member may not propose himself for appointment. The prescribed time above mentioned shall be such that, between the date when the notice is served or deemed to be served and the day appointed for the meeting, there shall be not less than forty-two days. A proposal put to the meeting under this Article for the appointment of a person, not being a Director retiring at the meeting or a person recommended by the Directors, to be a Director shall be decided on a poll unless the Chairman of the meeting rules otherwise.

97.	Subject to the provisions of these Articles, where the Company by Ordinary Resolution in accordance with Article 87 reduces the number of Directors it may by such resolution determine in what rotation such reduced number shall retire from office.

98.	The Directors may from time to time and at any time appoint any person to be a Director either to fill a casual vacancy or as an additional Director. Subject to the provisions of the Acts, a Director so appointed shall hold office only until the conclusion of the Annual General Meeting following next after his appointment, when he shall retire. A Director who retires under this Article shall be eligible for re-appointment at the meeting at which he retires, but shall not be taken into account in determining the rotation of retirement of Directors or the number of Directors to retire at such meeting.

VACATION OF OFFICE, DISQUALIFICATION

AND REMOVAL OF DIRECTORS

99.	(a)	A person shall be disqualified from being a Director, and the office of a Director shall ipso facto be vacated forthwith, in any of the following circumstances:-

(i)	if he be or has been at any time adjudged bankrupt or has or had a receiving order made against him, or he make or has made any arrangement or composition with his creditors generally;

(ii)	if he be declared by an order of a court or other competent authority to be mentally disordered;

(iii)	if he be prohibited or restricted from being a Director or a director of any company by an order of a court of competent jurisdiction made under a provision of the Acts or of any statute or otherwise by law;

(iv)	if, without prior leave of the Directors, he be absent from meetings of the Directors for six successive months and his alternate Director (if any) shall not during such period have attended in his stead and the Directors resolve that his office be vacated on that account;

(v)	if, unless the Directors or the court otherwise determine, he be convicted of an indictable offence;

(vi)

except in the case of a Government Appointee, if he be requested by resolution of the Directors to resign his office as Director. To be valid for this purpose the resolution shall be passed without a dissenting vote (excluding the vote of the Director) at a specially convened meeting of the Directors at which every Director shall be present in person or be represented by an alternate and of which not less than seven days’ notice in writing of the intention to move the resolution and specifying the grounds therefor shall have been given to the Director. The notice shall request the Director to attend the meeting to show cause why, if such be his intention, the resolution should not be passed; any action taken by the Directors pursuant to this paragraph shall be without prejudice to the rights (if any) of the Director in question to seek compensation or damages from the Company In respect of the termination of his appointment as a Director or of any appointment terminating with that of Director;

(vii)	except in the case of a Government Appointee, if he has reached an age (the “specified age”) at which a person may not under these Articles be appointed a Director or, being already a Director, shall be required to relinquish office as a Director. A Director who reaches the specified age shall continue in office until the last day of the year in which the Director reaches that age. The specified age shall be fixed by the Directors;

(viii)	in the case of Government Appointee, if removed from office by the Government Preference Shareholder pursuant to Article 101.

(b)	The office of a Director shall be vacated, subject to any right of appointment or re-appointment under these Articles, if:-

(i)	not being a Director holding for a fixed term an executive office in his capacity as a Director, he resign his office by notice in writing addressed to the Company and left at or sent to the Office; or

(ii)	being the holder of an executive office under the Company other than for a fixed term, he shall cease to hold such executive office on retirement or otherwise; or

(iii)	he tender his resignation to the Directors and the Directors resolve to accept the same; or

(iv)	he ceases to be a Director pursuant to any provision of these Articles.

100.	The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with the provisions of the Acts, remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, subject as provided in Article 98 hereof, by Ordinary Resolution appoint another Director in his stead. The person appointed shall be subject to retirement by rotation at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article shall be taken as depriving a person removed thereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

DIRECTORS APPOINTED BY THE GOVERNMENT PREFERENCE SHAREHOLDER

101.	(a)	Following the adoption of this Article 101:

(i)	where the total number of Directors (including those to be appointed pursuant to this Article 101) is 16, 17 or 18, four persons;

(ii)	where the total number of Directors (including those to be appointed pursuant to this Article 101) is 15 or less, the number of persons equal to 25 per cent. of the total number of Directors (including those to be appointed pursuant to this Article 101) rounded up or down to the nearest integer (and for the avoidance of doubt the number 0.5 shall be rounded up to the nearest integer), may be appointed, maintained (subject to Section 182 of the Companies Act 1963, to the extent applicable to the Company) and removed as Directors by the Government Preference Shareholder (or the Government Preference Shareholders acting together, where there is more than one Government Preference Shareholder) in accordance with this Article 101 (together the “Government Appointees” and any one a “Government Appointee”).

(b)	Any person appointed as a Director pursuant to a requirement imposed on the Company pursuant to an agreement, condition or scheme pursuant to Section 6 of the Credit Institutions (Financial Support) Act 2008 (as may be amended or re-enacted from time to time or pursuant to any similar or substitute legislation from time to time), including the Credit Institutions (Financial Support) Scheme 2008, shall be deemed to be a Government Appointee for the purposes of this Article 101.

(c)	The Government Preference Shareholder may at any time designate a person who is at the time of such designation a Director of the Company as a Government Appointee, subject to the prior written agreement of such person.

(d)	A Government Appointee may be appointed a Director of the Company by the Government Preference Shareholder delivering a notice in writing of such appointment to the Company. If not previously effected as aforesaid, the appointment of the Government Appointee as a Director shall be deemed to have taken effect on the day specified in the notice or, if later, the date of receipt by the Company of such notice from the Government Preference Shareholder.

(e)	The Government Preference Shareholder shall be entitled at its discretion, but subject to law, to enter into and to vary from time to time, agreements and arrangements with the Government Appointees as to their terms of appointment, terms of office and their resignation or removal, provided that the Company shall not be required to be party to such agreements or arrangements and shall not be obliged to observe or perform them.

(f)	The Government Preference Shareholder may at any time, by notice in writing to the Company, with copies to the Chairman of the Board and to the Government Appointee concerned, remove from office as a Director of the Company (and/or any Committee to which such Government Appointee has been appointed) any of the Government Appointees and every such removal shall be deemed to take effect forthwith upon receipt of such notice by the Company. Subject to the Companies Act 1963 (to the extent applicable), a Government Appointee shall not be removed from the Board other than by the Government Preference Shareholder in accordance with this Article.

(g)	If there shall not at any time be in office all of the Government Appointees capable of appointment under this Article 101, the Company shall maintain sufficient vacancies on its Board to effect promptly the appointment(s) as Director(s) of any Government Appointee(s) in accordance with the provisions of this Article 101.

(h)	Nothing in Article 87 shall restrict the right of the Government Preference Shareholder to appoint a Government Appointee and if the appointment of a Government Appointee would result in the maximum number of Directors provided for in this Article 101 to be exceeded, the Directors of the Company (excluding the Chairman of the Board, Deputy Chairman of the Board and executive Directors) who are not Government Appointees shall unless otherwise agreed amongst such Directors draw lots to determine which of their number shall be deemed to have resigned upon the Government Appointee taking office and thereby cease to be a Director such that the maximum number of Directors provided for in Article 87 is not exceeded.

(i)	The Government Appointees shall not retire by rotation and the Government Appointees for the time being in office shall not be included in calculating the total number of Directors pursuant to Article 92, by reference to which the number of Directors who are to retire by rotation in any year is to be determined, and Articles 92 and 93 (Retirement of Directors) shall not apply to Government Appointees, provided that no Government Appointee may serve as a Director for a period longer than nine years after the date of his/her appointment and shall be deemed to have retired from office on the date that is nine years after the date of his/her first appointment as a Director.

(j)	If the Government Preference Shareholder removes any Government Appointee from office as a Director (and/or any Committee to which such Government Appointee has been appointed) or procures his/her resignation from office pursuant to this Article 101, or if the Company removes any Government Appointee from office as a Director (and/or any Committee to which such Government Appointee has been appointed) in accordance with Article 101(n) below, the Government Preference Shareholder shall indemnify the Company against all losses, liabilities, expenses, damages and costs incurred by it in connection with his/her removal or resignation.

(k)	The Government Preference Shareholder may elect to conduct a claim referred to in Article 101(j), and if it so elects the Government Preference Shareholder shall keep the Company informed of such conduct of the claim and shall consult with the Company, so far as it is practicable for it to do so, as to the actions taken by him. The Company may, by agreement with the Government Preference Shareholder, assume control of such claim (whereupon it shall similarly keep the Government Preference Shareholder informed of such conduct of the claim and consult with it so far as it is practicable for it to do so).

(l)	Nothing in Article 106 shall restrict a Government Appointee from participating fully in any meeting of the Directors or voting on any matter unless the Government Appointee has an interest in the matter in a manner which concerns him personally. For the avoidance of doubt none of the following shall be regarded as giving rise to such an interest:-

1.	the fact that he or she was appointed by the Government Preference Shareholder;

2	the fact that a Government Preference Shareholder or a Government Body may have an interest in the matter;

3.	the matter relates to a matter that requires the consent of the Government Preference Shareholder;

4.	the matter relates to a circumstance that may entitle the Government Preference Shareholder to exercise the 2009 General Voting Rights or the Provisional Voting Rights;

5.	the payment of dividends on the 2009 Preference Shares or the issue of the 2009 Bonus Shares;

6.	the matter concerns compliance with the laws or regulations of the State; or

7.	a Government Preference Shareholder has made or issued any statement or policy in respect of such matter.

(m)	The number of Directors shall not be increased to more than 18 Directors without the prior written consent of the Government Preference Shareholder.

(n)	The rights of the Government Preference Shareholder pursuant to this Article 101 shall cease to apply if:

(i)	the Government Preference Shareholder (or all of the Government Preference Shareholders, where there is more than one Government Preference Shareholder) transfers or otherwise disposes of, whether by one or more transfers or disposals, all of the 2009 Preference Shares (or any beneficial or legal interest in all of the 2009 Preference Shares) to any persons who are not a Government Preference Shareholder; or

(ii)	all of the 2009 Preference Shares held by the Government Preference Shareholder are redeemed or purchased by the Company,

and for the avoidance of doubt once the rights to appoint Government Appointees pursuant to this Article 101 have been extinguished pursuant to this Article 101(n) they shall not be capable of being reinstated in favour of any holder of the 2009 Preference Shares. If, at any time, the right to appoint Government Appointees has been extinguished pursuant to this Article 101(n), the Government Preference Shareholder will promptly notify the Company of that fact and shall, if the Company, in its discretion, so requests, promptly remove, or procure the resignation of, each Government Appointee from office as a Director of the Company (and/or any Committee to which each Government Appointee has been appointed). If the Government Preference Shareholder fails to procure the removal of each Government Appointee from office as a Director of the Company and/or any Committee to which such Government Appointee has been appointed, (subject always to the Credit Institutions (Financial Support) Act 2008) within seven days of becoming required to do so, the Company shall be entitled (and the Government Preference Shareholder hereby irrevocably appoints the Company as its attorney) to procure the removal of each such Government Appointee from office as a Director of the Company and/or any Committee to which such Government Appointee has been appointed.

(p)	For the avoidance of doubt, no 2009 Preference Shareholder who is not a Government Preference Shareholder shall be entitled to exercise any rights of appointment, replacement or removal in respect of a Government Appointee pursuant to this Article 101.

(q)	Where there is more than one Government Preference Shareholder, the act of any one Government Preference Shareholder in exercising its rights under this Article 101 shall be deemed to be the act of all of the Government Preference Shareholders together and shall be binding on all of them.

APPOINTMENT OF DIRECTORS TO EXECUTIVE OFFICES

102.	(a)	The Directors may from time to time appoint one or more of their body to be the holder of any executive office on such terms and for such period as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment.

(b)	A Director appointed to any executive office shall be subject to retirement by rotation and shall be taken into account in determining the rotation of retirement of Directors and the number of Directors to retire by rotation.

(c)	A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

(d)	The Directors may confer upon a Director holding any such executive office any of the powers exercisable by them as Directors (save the control of shares) upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw or vary all or any such powers.

ALTERNATE DIRECTORS

103.

A Director may from time to time by writing under his hand appoint any other person to be his alternate but no such appointment, whereof the person appointed is not a Director or a director of a subsidiary of the Company, shall be operative unless and until approved by the Directors. Every such alternate shall (subject to his giving to the Company an address within Ireland at which notices may be served upon him) be entitled to notice of meetings of the Directors and to attend and vote as a Director (having an additional vote for each Director for whom he acts as alternate) at any such meeting at which the Director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the Director appointing him and the provisions of these Articles shall apply as if he (instead of his appointer) were a Director. Every such alternate shall also be entitled in the absence from Ireland of the Director appointing him to sign on his behalf a resolution in writing of the Directors. Every such alternate shall be an Officer of the Company and shall not be deemed to be the agent of the Director appointing him. The remuneration of an alternate shall be payable out of the remuneration payable to the Director appointing him, and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the Director appointing him. A Director may by writing under his hand deposited at the Office at any time revoke the appointment of an alternate appointed by him. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine; provided that if any Director retires by rotation but is re-appointed by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-appointment as if he had not so retired. The appointment of an alternate Director shall also cease upon the happening of any event which if he were a Director would cause him to vacate such office.

POWERS OF DIRECTORS

104.	Subject to the provisions of the Acts, the Memorandum and Articles of Association and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

105.	Without prejudice to the generality of the foregoing provisions:-

(a)	The Directors may make such arrangements as may be thought fit for the management, organisation and administration of the Company’s affairs in any place, whether at home or abroad, in which the Company carries on or intends to carry on business, or maintains or intends to maintain a presence, and may for this purpose establish such boards (including local, divisional or international boards, management and supervisory boards) and committees and appoint such executive and administrative officers, managers, attorneys, representatives and agents as they consider appropriate to the particular place and in the particular circumstances and fix the terms and conditions (including remuneration and perquisites) applicable to such boards, committees and appointments and delegate to them (with such powers of sub-delegation as they shall deem fit) such functions, powers and duties as to the Directors may seem requisite or expedient.

(b)	The Directors may from time to time and at any time by power of attorney under the Seal or under the Official Seal appoint any corporation or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

(c)

The Directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time Directors or Officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid, subject always, if the Acts shall so require, to particulars with respect thereto being disclosed to the members and to the proposal being approved by the Company by Ordinary Resolution. A Director holding a salaried position of employment or office with or under the Company shall, notwithstanding, be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

(d)	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debts, liabilities, or obligation of the Company or of any third party,

106.	(a)	A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director, and may act in a professional capacity to the Company, on such terms as to remuneration and otherwise as the Directors shall arrange.

(b)	A Director may be or become a director or other Officer of, or otherwise interested in, any company holding shares in the Company or in any associated company or in any company promoted by the Company or in which the Company may be interested as member or otherwise, and unless otherwise determined by the Directors no Director shall be accountable for any remuneration or other benefits received by him as a director or officer of or from his interest in such other company. The Directors may also exercise the voting power conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolution appointing them or any of their number directors or officers of such other company or voting or providing for the payment of remuneration to the Directors or Officers of such other company.

(c)	A Director who is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration. If his interest then exists, or in any other case at the first meeting of the Directors after he becomes so interested. A general notice given by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in all transactions with such company or firm shall be sufficient declaration of interest under this Article, and after such general notice it shall not be necessary to give any special notice relating to any subsequent transaction with such company or firm, provided that either the notice is given at a meeting of the Directors or the Director giving the same takes reasonable steps to secure that it is brought up and read at the next meeting of Directors after it is given.

(d)	(i)	Subject to Article 101 and save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

(ii)	A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters namely:-

(A)	the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

(B)	the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by giving of security;

(C)	any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or subunderwriting thereof;

(D)	any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in 1 per cent. or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

(E)	any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Revenue Commissioners for taxation purposes or of any employees’ share scheme being a scheme for encouraging or facilitating employees (including Directors) of the Company or any of its subsidiaries to acquire shares, debentures or other securities of the Company or any of Its subsidiaries, provided that any such fund or scheme does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom the fund or scheme relates;

(F)	any other arrangement for the benefit of employees of the Company or any of its subsidiaries under which such Director benefits or stands to benefit in a similar manner as the employees concerned and which does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom the arrangement relates.

(iii)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the proviso to sub-paragraph (ii) (D) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(iv)	Subject to Article 101, if any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

(v)	The Company may by Ordinary Resolution suspend or relax the provisions of this Article to extend or ratify any transaction not duly authorised by reason of a contravention of this Article.

107.	A copy of every declaration made and notice given under the preceding Article shall within three days after the making or giving thereof be entered in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or member of the Company at the Office and shall be produced at every General Meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

PROCEEDINGS OF DIRECTORS

108.	The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. A Director who is also an alternate Director shall be entitled in the absence of the Director by whom he was appointed to a separate vote on behalf of such Director in addition to his own vote. In the case of an equality of votes the Chairman of the Meeting shall have a second or casting vote.

109.	The Chairman may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being outside Ireland who has not left at the Office an address within Ireland to which any such notice may be delivered. Any Director may waive notice of any meeting and any such waiver may be retroactive. Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given personally or by word of mouth or by telephone or sent in writing by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication to the Director at the last known address of such Director or any other address given by the Director to the Company for this purpose.

110.	(a)	The quorum necessary for the transaction of the business of the Directors shall be three or such lesser or higher number as from time to time may be fixed by the Directors. For the purposes of this Article an alternate Director shall be counted in a quorum, but so that not less than two individuals shall constitute the quorum;

(b)	A meeting of Directors shall be deemed to be validly held notwithstanding that Directors do not physically meet together in the same place provided that:

(i)	notice that a meeting will be held by telephone (or by some other means of electronic communication which permits all persons who will participate in such a meeting to hear each other) has been given to all Directors entitled thereto in accordance with these Articles specifying the date and time at which such meeting is to occur (the “Specified Time”) together with an agenda of all material matters to be considered at such meeting;

(ii)	the Chairman (or, as the case may be, the Deputy Chairman) has, within one hour of the Specified Time, contacted by means of a conference telephone call (or by any other communications equipment which allows all persons participating in the meeting to hear each other) as many Directors as are available to participate in such meeting and at least such number of Directors as are required to satisfy the quorum specified in (a) above.

A meeting under this provision may only be held if, in the opinion of the Chairman (or, as the case may be, of the Deputy Chairman), it is necessary in the interests of the Company to hold a meeting of the Directors forthwith and it is not practicable to have a meeting at which the Directors are physically present.

111.	The continuing Directors or Director may at any time act notwithstanding any vacancy in their body; provided that in case the Directors shall at any time be reduced in number to less than the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of appointing an additional Director or Directors to make up such minimum, or of summoning a General Meeting of the Company, but for no other purpose.

112.	The Directors may from time to time appoint and remove a Chairman or Deputy Chairman. The Chairman shall preside at all meetings of the Directors, but if no such Chairman be appointed, or if at any meeting the Chairman be not present within five minutes after the time appointed for holding the same or for any reason be unwilling to preside the Deputy Chairman shall preside or if no such Deputy Chairman be appointed or if at any meeting the Deputy Chairman be not present within such five minutes or for any reason be unwilling to preside, the Directors present shall choose one of their number to be Chairman of such meeting.

113.

The Directors may from time to time appoint a Committee or Committees and delegate to it or them all or any of their authorities, discretions, functions and powers. Members of a Committee may be appointed by name or, without being named, on a numerical basis. Any Committee so appointed may consist of such Directors and Officers as the Directors shall think fit provided that the number of Officers (not being Directors) appointed to any such Committee shall be less than one-half of the total number of the Committee. No resolution of a Committee shall be effective unless a majority of the members of the Committee present at the meeting are Directors. Any

Committee so appointed, whether for a particular purpose or for a fixed period or for an indefinite period, may at any time by resolution of the Directors be dissolved and the Directors may at any time by like resolution revoke or vary any authority, discretion, function or power delegated to any such Committee and appoint another Committee and nominate different Directors and Officers in the place of any existing Committee or the members of any such Committee. When considering the composition of any committee to be delegated with any powers pursuant to these Articles, the Directors may not determine that a Government Appointee is to be regarded as ineligible (whether by provisions in the Articles or for the purpose of the Company’s compliance with any corporate governance code) for appointment to any such committee (including any audit, remuneration or nomination committee of the Directors) by virtue of the fact that he or she was appointed by the Government Preference Shareholder or the committee may have to consider any of the matters in referred to in paragraphs 1 to 7 of Article 101(l).

114.	The meetings and proceedings of any such Committee shall be governed by the provisions of these Articles regulating the meetings of Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under or for the purpose of the last preceding Article.

115.	All acts done at or by any meeting of Directors or of a Committee, or by any person acting as a Director or Officer shall as regards all persons dealing in good faith with the Company, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, Committee or Officer or person acting as aforesaid or in the case of a Director that he was disqualified or had vacated office or was not entitled to vote, be as valid as if every such person being a Director had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote and in the case of any Officer (not being a Director) that he had been duly authorised to so act.

MINUTES AND EXECUTION AND AUTHENTICATION

OF DOCUMENTS ETC.

116.	(a)	The Directors shall cause proper minutes to be made of all proceedings of General Meetings and Class Meetings of the Company and of meetings of Directors and of any Committee and of the attendances thereat and of all appointments of Officers made by the Directors.

(b)	Any register, index, minute book, book of account or other book required to be kept by or on behalf of the Company may be kept either by making entries in bound or loose-leaf books or by recording the entries in any other manner or using any system approved by the Directors from time to time. In any case in which bound books are not used, the Directors, in consultation with the Auditors, shall take adequate precautions for guarding against falsification and for facilitating its discovery.

117.	(a)	A resolution in writing signed by all the Directors or by all the members of a Committee shall be as effective for all purposes as a resolution duly passed at a meeting of the Directors or of the Committee, as the case may be, duly convened and held and may consist of several documents in the like form each signed by one or more Directors or members of the Committee.

(b)

Any Director, Officer or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the

Company or the Directors or any Committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and, where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other official of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Directors or any Committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.

118.	(a)	Any document (other than a document issued in the ordinary course of the banking business of the Company) which has been authorised or approved by the Directors or a Committee and which is not required by law to be executed under seal may be executed under hand by any Director or by the Chief Executive or by any Deputy Chief Executive, Assistant Chief Executive, Chief General Manager, General Manager, Assistant General Manager, Executive or by the Secretary provided such document shall be first endorsed with the certificate of the Group Law Agent or Law Agent or, if other, the solicitor representing or advising the Company in the transaction to which the document relates that the document may properly be executed by or on behalf of the Company.

(b)	A document issued in the ordinary course of the banking business of the Company may be signed on behalf of the Company by any official (or officials) of such rank and in accordance with such arrangements or directions as may be prescribed from time to time by the Directors, a Committee or, in the case of any delegated or sub-delegated function in accordance with such arrangements or directions as may be prescribed, by the Chief Executive, Deputy Chief Executive, Assistant Chief Executive, Chief General Manager, General Manager, Assistant General Manager, Executive or Manager or by any Management Committee having such delegated responsibility for the area or division of the business to which the document relates.

(c)	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner and by such persons whether Directors or Officers or not as the Directors shall from time to time determine.

(d)

An affidavit or declaration required to be given by or on behalf of the Company in relation to any matter not arising in the ordinary course of the banking business of the Company may be made by any Director or Officer competent to depose to the matters therein stated and in the case of an affidavit of ownership for the purposes of the Judgment Mortgage Act, 1850 (as amended) by the Group Law Agent or Law Agent or the Secretary, or a person appointed and designated by resolution of the Directors as a public officer of the Company authorised to make oaths on behalf of the Company and in the case of an affidavit or declaration in relation to any matter touching any account, dealing, transaction or matter arising in the ordinary course of the banking business of the Company or in connection therewith by any manager, assistant manager or other official who, from his own knowledge, or, where not within his own knowledge, from information derived by him from examination or inspection of the Company’s books or records in his lawful custody or under his control (or where such records are computerised, from examination or inspection of the relevant fiche or of written data produced or re-produced by the retrieval facility of such computer to which he has or has had lawful access in the ordinary course of his official duties) is competent to depose to the matter in question subject always to the rules of any court of competent jurisdiction or the Acts or any statute otherwise providing.

(e)	Save as excepted herein or the context otherwise requires, “document” shall include any authority, bill, certificate, confirmation, contract or agreement, guarantee, instrument, letter, minute, notice, power of attorney or letter of credit.

SECRETARY

119.	The Secretary shall be appointed by the Directors and any Secretary so appointed may be removed by them but without prejudice to any claim for damages for breach of any contract of service between him and the Company. Anything by the Acts required or authorised to be done by or to the Secretary may be done by or to any assistant or acting Secretary or, if there is no assistant or acting Secretary capable of acting, by or to any Officer of the Company authorised generally or specially in that behalf by the Directors; provided that any provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

REGISTER OF DIRECTORS’ SHARE AND DEBENTURE HOLDINGS

120.	A Register of Directors’ share and debenture holdings shall be kept at the Office and shall be open to the inspection of any member or holder of debentures of the Company on each day during which the same is bound to be open for inspection pursuant to the Acts.

THE SEAL

121.	(a)	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors dealing with the sealing of instruments generally or with any instrument in particular or of a resolution of a Committee authorised by the Directors in that behalf and, subject as provided in (c) of this Article, every instrument to which the Seal shall be affixed shall, as part of the sealing process, be signed by at least one Director, Officer or other person duly authorised in that behalf by the Directors and the Secretary or one of the persons authorised as aforesaid (who has not already signed) and, in favour of any purchaser or person bona fide dealing with the Company, such signatures shall be conclusive evidence of the fact that the Seal has been properly affixed.

(b)	The Directors may by resolution determine to have an Official Seal (“Official Seal — Securities”) for use generally in sealing certificates for shares and other securities of the Company and the Directors may make such regulations governing the custody and use of such Official Seal as they deem appropriate.

(c)	The Directors may by resolution determine, either generally or in any particular case, that in respect of certificates for shares or securities of the Company the signatures of any Director or the Secretary or other person as aforesaid forming part of the sealing, may be applied or effected by non- autographic means, or that such certificates, being sealed, shall bear no signatures and in favour of any registered holder or other person acquiring any such shares or securities in good faith a certificate executed in any of the modes of execution authorised herein shall be as valid and effective as ff such certificate was issued under the seal or the Official Seal — Securities, as the case may be, of the Company pursuant to (a) or (b) of this Article.

OFFICIAL SEALS

122.	Subject to the provisions of the Acts the Directors may adopt an Official Seal or Official Seals for use in connection with the execution by the Company of documents abroad. The Official Seal for use in the United Kingdom (the “Official Seal — UK”) in the form in which it exists at the date of adoption of these Articles is, and until altered, varied or replaced by the Directors, shall constitute the Official Seal of the Company for use in the United Kingdom.

DIVIDENDS

123.	Subject to the provisions of the Acts, the Company may by Ordinary Resolution declare dividends provided that:

(a)	no dividend shall be payable otherwise than out of the profits available for distribution;

(b)	no higher dividend shall be paid than is recommended by the Directors; and

(c)	no dividend may be declared on the Ordinary Shares unless the dividend on the 2009 Preference Shares most recently payable prior to the relevant General Meeting shall have been paid in cash.

No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

124.	Subject to any preferential or other special rights for the time being attached to any class of shares, the profits of the Company available for distribution which it shall from time to time be determined to distribute by way of dividend shall be applied in payment of dividends upon the shares of the Company in proportion to the amounts paid up thereon respectively otherwise than in advance of calls. All dividends shall be apportioned and paid pro rata according to the amounts for the time being paid up on the shares during the period in respect of which the dividend is paid except that if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

125.

Subject to the provisions of the Acts, the Directors may, if they think fit, from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company available for distribution, provided that no such interim dividend may be paid on the Ordinary Shares if the dividends on the 2009 Preference Shares most recently payable prior to the date of the Directors’ resolution to pay such interim dividend shall not have been paid in cash or where the payment of such interim dividend on the Ordinary Shares would reduce the distributable reserves of the Company to such an extent that the Company would, in the opinion of the Directors, be unable to pay the next dividend due for payment on the 2009 Preference Shares. Provided that the Directors act bona fide, they shall not incur any responsibility to the holders of any shares conferring a preference which may at any time be issued for any damage they may suffer by reason of the payment of an interim dividend on any shares ranking after such preference shares. A resolution of the Directors declaring any interim dividend shall (once announced) be irrevocable and shall have the same effect in all respects as if such dividend had been declared upon the recommendation of the Directors by an Ordinary Resolution of the Company. Subject as aforesaid, if at any time the share capital of the Company is divided into different classes, the Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non- preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividends. The Directors may also pay half- yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of the opinion that the profits available for distribution justify the payment.

126.	The Directors may deduct from any dividend or other moneys payable on or in respect of any shares held by a member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

127.	The Directors may retain the dividends payable upon shares in respect of which any person is under Article 44 hereof entitled to become a member or which any person under such Article is entitled to transfer, until such person shall become a member in respect thereof or shall duly transfer the same.

128.	The Directors may, until claimed, invest or otherwise use all unclaimed dividends for the benefit of the Company but no such investment or use shall constitute the Company a trustee for the person entitled to such dividends or entitle such person to interest against the Company. A dividend declared under Article 123 or payable pursuant to Article 125 remaining unclaimed 12 years after the date the dividend became due for payment may be treated by the Company as having reverted, on forfeiture, to and to form part of the assets of the Company.

129.	(a)	Any dividend or other moneys payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto, and in the case of joint holders to the first named of such joint holders whose name stands first in the Register of Members in respect of the joint holding, or to such person and such address as the holder or joint holders may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Any such dividend or other moneys payable in respect of a share may also be paid by any electronic funds transfer system or any other electronic means to an account or address designated by the holder or joint holders as the case may be. The Company shall have no responsibility for any such dividend or other moneys lost or delayed in the course of any such transfer. Every such cheque, warrant or payment shall be sent at the risk of the person entitled to the money represented thereby.

(b)	The Company may cease sending dividend cheques or warrants by post or making electronic payments to a member if such cheques or warrants have been returned undelivered or left uncashed or such electronic payment fails for any reason and reasonable enquiries have failed to establish any new address of or instruction from the registered holder,

130.	If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

131.	The Company, upon the recommendation of the Directors, may, by Ordinary Resolution declaring a dividend, direct payment of such dividend wholly or in part by the distribution of specific assets and in particular, of paid up shares or debentures of any other company, and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates in respect of shares held in certificated form and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of members and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as the Directors think expedient and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof and otherwise as they think fit.

132.	Subject to Article 85, the Directors may, with the authority of an Ordinary Resolution of the Company, offer to the holders of Ordinary Shares the right to elect to receive an allotment of additional Ordinary Shares, credited as fully paid, instead of cash in respect of all or part of any dividend which is specified in the applicable Ordinary Resolution or such part of such dividend as the Directors may determine. The following provisions shall have effect:

(a)	Any such Ordinary Resolution may specify a particular dividend or may specify all or any dividends falling to be declared or paid in favour of or to holders of Ordinary Shares during a specified period, being a period expiring not later than five years from the date on which the resolution is passed.

(b)	The basis of allotment shall be determined by the Board so that as nearly as may be considered convenient, the value (calculated by reference to the average quotation or, at the discretion of the Directors, not more than 5% below such quotation) of the additional Ordinary Shares (including any fractional entitlement) to be allotted instead of any cash amount of dividend shall be equal to such amount. For such purpose the “average quotation” of an Ordinary Share shall be the average of the middle market quotations (less the relevant dividend unless the Ordinary Shares are already quoted ex such dividend) on the Irish Stock Exchange (derived from the Irish Stock Exchange Daily Official List or any similar publication or any equivalent publication for securities admitted to trading on the Enterprise Securities Market) on at least five consecutive dealing days selected by the Directors, but commencing no earlier than the day upon which the proposed relevant dividend is announced by the Directors.

(c)	The Directors shall give notice in writing to the holders of the Ordinary Shares of the rights of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective.

(d)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which the said election has been duly exercised (“the elected Ordinary Shares”) and instead thereof additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account and capital redemption reserve) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of elected Ordinary Shares on such basis.

(e)	The additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares (as the case may be) then in issue save only as regards participation in the relevant dividend (or share election in lieu).

(f)	The Directors may do all acts and things which they consider necessary or expedient to give effect to any such offer and capitalisation, with power to make such provisions as they think fit for dealing with shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Directors may authorise any person on behalf of all the Members concerned to enter into an agreement with the Company providing for such capitalisation and matters incidental thereto and an agreement made under such authority shall be effective and binding on all persons concerned.

(g)	The Directors may also from time to time establish or vary a procedure for election mandates under which a holder of Ordinary Shares may elect to receive additional Ordinary Shares credited as fully paid instead of cash in respect of all future rights offered to that holder under this Article until the election mandate is revoked or deemed to be revoked in accordance with the procedure.

(h)	Notwithstanding the foregoing the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash and if they so determine then all elections made shall be disregarded.

(i)	Notwithstanding anything to the contrary in this Article, the Directors may make such exclusions from any offer of rights of election to holders of Ordinary Shares as they may think fit in the light of any legal or practical problems under the laws of any territory or the requirements of a Stock Exchange or of any regulatory authority.

133.	Subject to Article 85, notwithstanding anything contained in these Articles, unless otherwise prohibited by the Acts, the Company, on the recommendation of the Directors, may by Ordinary Resolution determine that any realised accretions of capital assets not required for paying the fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits shall be divided amongst the members in the proportion in which the same would have been divisible amongst them had the same been applied or applicable in paying dividends.

RESERVES

134.	(a)	The Directors may before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company or of its holding company, if any) as the Directors may from time to time think fit. The Directors may divide the reserve into such special funds and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide. Nothing in this Article 134 shall restrict or limit a capitalisation permitted by Article 5(C) or Article 137.

(b)	Notwithstanding the provisions of sub-paragraph (a) of this Article:

(i)	the Directors shall not set aside out of profits and carry to any reserve fund referred to in sub-paragraph (a) of this Article or carry forward in the manner described in sub-paragraph (a) of this Article any sum then required for payment of the dividend payable the 2009 Preference Shares; and

(ii)	if at any time there shall be insufficient profits standing to the credit of the profit and loss account of the Company (or any other of the Company’s accounts or reserves and available for distribution) for the payment of any such dividend, the Directors shall withdraw from any such reserve fund referred to in sub-paragraph (a) of this Article such sums as may be required for the payment of any such dividend (and so that the Directors shall not require the consent of the Company in General Meeting to any such withdrawal). Subject to the Acts, any sum so withdrawn (and any profits previously carried forward pursuant to sub-paragraph (a) of this Article but subsequently required for the payment of any such dividend) may be applied in or towards payment of such dividends.

CAPITALISATION OF PROFITS

135.

Subject to Article 85 and subject as herein or by the Acts provided, the Directors may with the authority of an Ordinary Resolution of the Company resolve to capitalise all or any part of the undivided profits of the Company not required for paying any fixed dividends on any shares entitled to fixed preferential dividends (with or without further participation in profits) and whether or not such undivided profits are available for distribution, or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and having so resolved with the authority aforesaid appropriate the sum resolved to be capitalised to the holders of Ordinary Shares on the Register at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in the proportion in which such profits or sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such profits or sum on their behalf, either in or towards paying up the amounts (if any) for the time being unpaid on any Ordinary Shares held by such members or in paying up in full unissued Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) or debentures of the Company of a nominal amount equal to such profits or sum, or partly in one way and partly in the other, and allot such shares or debentures to be allotted and distributed credited as fully paid to and amongst such members in the proportion aforesaid.

136.	Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the profits or sum resolved to be capitalised thereby and all allotments and issues of fully paid shares and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision as they think fit for the case of shares becoming distributable in fractions including in respect of shares held in certificated form the issue of fractional certificates or by payment in cash or by declaring that the benefit of fractional entitlements of less than a specified amount shall accrue to the Company or otherwise and also to authorise any person to enter on behalf of all the members interested or who are entitled to the benefit of such appropriations and applications into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to be issued upon such capitalisation or for the payment up by the Company on their behalf of the amounts or any part of the amounts unpaid on any existing shares and for matters incidental thereto and any agreement made under such authority shall be effective and binding on all such members.

CAPITALISATIONS IN RESPECT OF THE 2009 BONUS SHARES

137.	The Directors shall, pursuant to the Company’s obligations under Articles 5 or 54, resolve that any sum standing to the credit of any of the Company’s undistributable reserves (including any share premium account) and the distributable reserves of the Company be capitalised as a new issue of 2009 Bonus Shares to the holders of the 2009 Preference Shares in accordance with Article 5 or 54 in the proportions to which such holders are entitled pursuant to Articles 5 or 54, as the case may be, such 2009 Bonus Shares to be credited as paid up in full to the amount of such sum standing to the credit of the Company’s reserves in the manner set out in Article 5(C)(6)(a) and (b) as is equal to the nominal value of such 2009 Bonus Shares, subject to the Company not being prohibited by law from doing so, provided however that where the Company has insufficient reserves to pay up in full any of the 2009 Bonus Shares referred to above it may be required by any 2009 Preference Shareholder to issue his entitlement of such 2009 Bonus Shares on the basis that the Company shall pay up the issue price of such 2009 Bonus Shares out of a portion of the available reserves of the Company corresponding to the percentage which such 2009 Bonus Shares corresponds to the total number of 2009 Bonus Shares which fall to be issued at such time and provided that any such 2009 Preference Shareholder pays up the balance to be paid up on the 2009 Bonus Shares he requires to be issued to him. Any capitalisation pursuant to this Article shall be deemed to be authorised by the resolution adopting this Article. For so long as a Government Body holds any 2009 Preference Shares, the Company may not reduce its share premium account and any capital reserve fund (excluding any property revaluation reserves) without the approval of the Government Preference Shareholder, except that nothing in this Article 137 shall restrict or prevent the Company from utilising or applying its share premium account and/or capital reserve fund for the purposes of:

(A)	issuing, allotting, paying-up, redeeming or purchasing (in accordance with sections 207(2)(d)(ii) and 207(2)(f) of the Companies Act 1990) 2009 Preference Shares or 2009 Bonus Shares; or

(B)	writing off the expenses of, or the commission paid or underwriting discount allowed on, any issue of shares or debentures of the Company.

ACCOUNTS

138.	The Directors shall cause proper accounts to be kept in accordance with the provisions of the Acts.

139.	The books of account shall be kept at the Office or (subject to the provisions of the Acts or any other statute) at such other place as the Directors shall think fit and shall always be open to the inspection of the Directors. No member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Acts or by statute or when authorised by the Directors or ordered by a Court of competent jurisdiction.

140.	The Directors shall from time to time, in accordance with the provisions of the Acts, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are specified in the Acts and such accounts and balance sheets shall be signed in accordance with the Acts.

141.	A copy of the Directors’ and Auditors’ reports, accompanied by (a) copies of the balance sheet, profit and loss account and other documents required by the Act to be annexed to the balance sheet or (b) such summary financial statements as may be permitted by the Acts, shall, twenty-one days at the least before the Annual General Meeting, be delivered or sent by post to the registered address of every member and every holder of debentures of the Company (whether or not they are entitled to receive notice of meetings) and to the Auditors and, provided that if copies of such documents are sent less than twenty-one days before the date of the meeting, they shall, notwithstanding that fact, be deemed to have been duly sent if it is so agreed by all the members entitled to attend and vote at the Meeting. Whenever all or any of the shares or debentures of the Company shall for the time being be listed on a Stock Exchange there shall be forwarded to the appropriate officer of such Stock Exchange such number of copies of such documents as may for the time being be required under its regulations or practice. It shall not be necessary under these Articles for the Company to send a copy of the said documents to more than one joint holder of shares or debentures of the Company or to any person whose address is unknown to the Company but any such person shall be entitled to receive such documents free of charge on application to the Company in writing addressed to the Office.

142.	The Auditors’ Report shall be read before the Company in General Meeting and shall be open to inspection by any member.

143.	Every account of the Directors when audited and approved by an Annual General Meeting shall be conclusive except as regards any error discovered therein within three months next after the approval thereof. Whenever such an error is discovered within that period, the account shall forthwith be corrected and thereupon shall be conclusive.

AUDITORS

144.	The Auditors shall be appointed and their duties in regard to audit shall be regulated and carried out in accordance with the provisions of the Acts.

NOTICES

145.	A notice or other document may be served by the Company upon any member either personally, by sending it through the post in a prepaid envelope or wrapper addressed to such member at his address as appearing in the Register of Members, by an electronic communication as defined in, and permitted by, the Electronic Commerce Act 2000 and by electronic means as defined in the Transparency (Directive 2004/109/EC) Regulations 2007. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

146.	As regards those members who have no registered address in Ireland or the United Kingdom, a notice posted up in the Office shall be deemed to be well served on them at the expiration of twenty-four hours after it is so posted up.

147.	Any member described in the Register of Members by an address not in Ireland or the United Kingdom who shall from time to time give the Company an address in Ireland or the United Kingdom at which notices may be served upon him shall be entitled to have notices served upon him at such address.

148.	Any notice required to be given by the Company to the members or debenture holders or any of them, and not provided for by or pursuant to these Articles shall be sufficiently given if given by advertisement which shall be inserted once in one Dublin, one Belfast, one Cork and one leading London daily newspaper.

149.	(a)	If at any time the Company is unable effectively to convene a General Meeting by notices sent through the post either in Ireland, the United Kingdom, the United States of America or Japan (for the purposes of this Article, the “affected territory”) as a result of the suspension or curtailment of postal services, notice of such General Meeting may be sufficiently given to those members with registered addresses in the affected territory by advertisement in such affected territory. Any notice given by advertisement shall be advertised on the same date, in the case of Ireland, in at least two leading daily newspapers with appropriate circulation, of which one shall be a leading daily newspaper with general circulation in Ireland and, in the case of the United Kingdom, in one leading London daily newspaper and, in the case of the United States of America, in The Wall Street Journal and The New York Times and, in the case of Japan, in one leading Tokyo daily newspaper (but if any newspaper named herein shall by reason of industrial action or otherwise not be published on the date on which the advertisement is due to appear, publication in another leading newspaper shall be sufficient).

(b)	A notice given in accordance with the foregoing provisions shall be deemed to have been validly given in accordance with these Articles and shall be deemed to have been served at noon on the day on which the advertisement, or the last advertisement to be published, appears in the relevant daily newspapers.

(c)	Nothing in this Article is intended to restrict the right of the Company or the Directors to avail of the provisions of Section 135 of the Companies Act, 1963 for the purpose of convening a General Meeting if it should appear to the Directors that it would be more appropriate to apply to the Court for an order pursuant to that Section.

150.	(a)	Any notice or other document if served by post shall be deemed to have been served at the expiration of twenty-four hours after the envelope or wrapper containing the same was posted, and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice was properly addressed, stamped and put into the post or accepted by the Post Office for delivery. A certificate in writing signed by the Secretary or any other clerk, official, officer or employee of the Company that the envelope or wrapper containing the notice was so addressed, stamped and put in the post or received by the Post Office shall be conclusive evidence of that fact.

(b)	Any notice or other document, if served by an electronic communication or by electronic means, shall be deemed to have been served at the time it is sent, and in proving such service, a certificate in writing signed by the Secretary or any other clerk, official, officer or employee of the Company that the notice or other document was so sent shall be conclusive evidence of that fact.

(c)	Any notice or other document, if served by being made available in an electronic communication or otherwise using electronic means, shall be deemed to have been served when notice of the fact that it has been made available is served.

(d)	A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

151.	A person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address within Ireland or the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the said member would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company have notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

152.	The signature to any notice to be given by or in the name of the Company whether for the purpose of those Articles or otherwise may be written autographically or printed in facsimile.

153.	Where a given number of days’ notice, or notice extending over any other period, is required to be given, the day of service shall, unless it is otherwise provided, be counted in such number of days or other period.

154.	In the event of the winding up of the Company, every member of the Company who is not for the time being in Ireland shall be bound within fourteen days after the passing of an effective resolution to wind up the Company voluntarily, or the making of an order for the winding up of the Company, to serve notice in writing on the Company of his having appointed or appointing some householder or solicitor in Dublin upon whom all summonses, notices, processes, orders and judgments in relation to or under the winding up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty, on behalf of such member, to appoint some such person, and service upon any such appointee, whether appointed by the member or the liquidator, shall be deemed to be good personal service on such member for all purposes, and where the liquidator makes any such appointment, he shall with all convenient speed give notice thereof to such member by advertisement in at least one daily newspaper circulating in Dublin or by registered letter sent through the post and addressed to such member at his address as mentioned in the Register of Members of the Company as the liquidator may in his absolute discretion decide, and such notice shall be deemed to be served on the day following that on which the advertisement appears or the letter is posted.

SECRECY

155.	Every Director, Officer, member of a Committee, auditor, manager, trustee, adviser, consultant, representative, agent, accountant, or other person employed in or in connection with the business of the Company or engaged to provide a specialist service to the Company shall, unless exempted by the Directors, before entering upon his duties, sign a declaration pledging himself to observe a strict secrecy respecting all transactions of the Company with its customers and the state of accounts with individuals, and in matters relating thereto, and shall by such declaration pledge himself not to reveal any of the matters which may come to his knowledge in the discharge of his duties, except when required so to do by the Directors, or by any General Meeting, or by a Court of Law, or by the person to whom such matters relate, and except so far as may be necessary in order to comply with any of the provisions of these Articles.

156.	No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.

WINDING UP

157.	If the Company shall be wound up (whether the liquidation is voluntary or by the Court) the liquidator may, with the authority of a Special Resolution, divide among the members in specie the whole or any part of the assets of the Company, whether such assets shall consist of property of one kind or of properties of different kinds, and may for such purpose set such value as he deems fair upon each kind of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members and for contributories as the liquidator, with the like authority, shall think fit and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any shares in respect of which there is a liability.

DESTRUCTION OF DOCUMENTS

158.	Subject as herein provided, the Company shall be entitled, at any time after the expiration of six years from the date of registration thereof, to destroy all instruments of transfer of shares in the Company which shall have been then registered and, at any time after the expiration of three years (or such longer period as the Directors shall determine) from the date of cancellation or cessation thereof, all registered certificates for shares and dividend mandates which have been cancelled or have ceased to have effect and, after the expiration of three years (or such longer period as the Directors shall determine) from the date of recording thereof, all notifications of change of address and it shall be conclusively presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every certificate for shares so destroyed was a valid and effective instrument duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; Provided that:-

(a)	the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document is or might be relevant;

(b)	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of sub-paragraph (I) of this proviso are not fulfilled.

For the purposes of this Article:-

(i)	references to the destruction of any document include references to the disposal thereof in any manner;

(ii)	references to an instrument of transfer shall be deemed to include references to any document constituting the renunciation of an allotment of any shares in the Company by the allottee in favour of some other person.

INDEMNITY

159.	Every Director and other Officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application in which relief is granted to him by the Court under the Acts.

RECORD DATES

160.

Subject to the rights attaching to, or the terms of issue of, any shares, any dividend on shares of any class or any distribution, allotment or issue to the holders of any shares of any class (whether to be paid or made pursuant to a resolution of the Company in General Meeting or a resolution of the Directors or otherwise) may be paid or made to the persons registered as the holders of such shares or the persons otherwise entitled thereto at the close of business on a particular date notwithstanding that it may be a date prior to that on which the dividend, distribution, allotment or issue is to be paid or made or on which any resolution relating thereto is passed and any such dividend, distribution, allotment or issue shall be paid or made to them in accordance with their respective entitlements thereto but without prejudice to the rights inter se, in respect of such dividend, distribution, allotment or issue, of any holder or former holder of any such shares.

SPECIAL RESOLUTION OF ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting held on 1st May 1996, the following Resolution was passed as Special Resolution:

“That the Bill submitted to this Meeting entitled “A Bill to provide for the transfer to AIB Group Northern Ireland plc of part of the undertakings of Allied Irish Banks, p.l.c., AIB Capital Markets plc and AIB Finance Limited; and for related purposes” be and the same is hereby consented to subject to such additions, alterations and variations as Parliament may think fit to make therein and as the Directors of the Company approve.”

James P. Culliton

(Chairman of the Meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTIONS OF ALLIED IRISH BANKS, p.l.c.

At the Extraordinary General Meeting of Allied Irish Banks, p.l.c., held on 13 May 2009, the following Resolutions were passed as Special Resolutions:

1.	That, subject to and conditional upon Resolutions 1, 2, 3, 4, 6 and 7 being passed, the directors of the Company be and are hereby empowered, in accordance with section 24 of the 1983 Act, to issue the Warrants to the NPRFC on the Completion Date pursuant to the authority conferred by Resolution 2 above as if section 23(1) of the 1983 Act did not apply to that issue.

2.	That, subject to and conditional upon Resolutions 1, 2, 3, 4, 5 and 7 being passed, the Company be and is hereby authorised, for the purposes of sections 213 and 214 of the Companies Act 1990, to purchase some or all of the 3,500,000,000 2009 non-cumulative preference shares of €0.01 each, in accordance with the terms of article 52 of the articles of association of the Company to be adopted pursuant to Resolution 7, provided that such articles of association of the Company are adopted on or prior to 31 December 2009.

3.	That, subject to and conditional upon Resolutions 1, 2, 3, 4, 5 and 6 being passed, the regulations produced to the meeting (a copy of which regulations are initialled for identification by the chairman of the meeting) be and are hereby adopted as the new articles of association of the Company in substitution for and to the exclusion of the existing articles of association of the Company.

4.	That, the power conferred on the directors of the Company by article 8 of the articles of association of the Company be and is hereby renewed for the period ending on the date of the annual general meeting of the Company in 2010 or, if earlier, 12 August 2010, and for such period the Section 23 Amount (as defined in paragraph (d)(iv) of article 8 of the articles of association of the Company) shall be €14,694,969.12.

Mr. Dermot Gleeson

(Chairman of the meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTION OF ALLIED IRISH BANKS, p.l.c.

At the Annual General Meeting of Allied Irish Banks, p.l.c., held on 28 April 2010, the following Resolutions was passed as a Special Resolutions:

1.	That, in accordance with the Shareholders’ Rights (Directive 2007/36/EC) Regulations 2009, a general meeting of the Company, other than an annual general meeting or a general meeting for the passing of a special resolution, may be called on 14 days’ notice.

2.

“That for the purposes of Section 209 of the Companies Act 1990 (“the 1990 Act”), the price range within which any treasury shares for the time being held by the Company may be re-issued off-market shall be determined in accordance with Article 53 of the Articles of Association. The authority hereby conferred shall be effective from 29th April 2010 and shall expire at the close of business on the earlier of the date of the next Annual General Meeting, or 28th October 2011, unless previously varied or renewed in accordance with the provisions of Section 209 of the 1990 Act.”

Mr. Dan O’Connor

(Chairman of the meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

ORDINARY RESOLUTION OF ALLIED IRISH BANKS, p.l.c.

At the Extraordinary General Meeting of Allied Irish Banks, p.l.c., held on 1 November 2010, the following Resolution was passed as an Ordinary Resolution:

THAT the proposed disposal by the Company of all of its holding of shares of M&T common stock upon the terms described in a circular to the shareholders of the Company dated 11 October 2010 (the “Disposal”), being a Class 1 transaction for the purposes of the Listing Rules of the Irish Stock Exchange and of the UK Listing Authority:

(a)	be and it is hereby approved; and

(b)	the Directors of the Company (or any duly authorised committee thereof) be and are hereby authorised to take all such steps, execute all such documents and do all such things that they consider necessary, expedient, appropriate or desirable to effect or implement, or in connection with, the Disposal upon such terms and in such manner as they determine to be necessary, expedient or desirable, including, agreeing such modifications, revisions, amendments, variations or waivers (not being modifications, revisions, amendments, variations or waivers that are of a material nature) as the Directors (or any duly authorised committee thereof) may in their absolute discretion deem necessary, expedient, appropriate or desirable.

Mr. David Hodgkinson

(Chairman of the meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

ORDINARY RESOLUTIONS OF ALLIED IRISH BANKS, p.l.c.

At the Extraordinary General Meeting of Allied Irish Banks, p.l.c., held on 26 July 2011, the following Resolutions was passed as Ordinary Resolutions:

Resolution 1.	“THAT, subject to and conditional upon all of Resolutions 2 to 7 being passed, each of the Ordinary Shares of €0.32 in the capital of the Company be and is hereby subdivided into one Ordinary Share of €0.01 in the capital of the Company, each carrying the same rights and obligations as an existing Ordinary Share of €0.32, save as to nominal value, and thirty one (31) Deferred Shares of €0.01 each in the capital of the Company each carrying the rights and obligations set out in the new Articles of Association of the Company proposed for adoption pursuant to Resolution 4 below.”

Resolution 2.	“THAT, subject to and conditional upon all of Resolutions 1 and 3 to 7 being passed, the authorised share capital of the Company be reduced from €4,457,002,371, US$500,000,000, £200,000,000 and Yen 35,000,000,000 to €4,203,002,371, by the cancellation, in accordance with section 68 of the Companies Act 1963, of 200,000,000 unissued Non-Cumulative Preference Shares of €1.27 each, 20,000,000 unissued Non-Cumulative Preference Shares of US$25 each, 200,000,000 unissued Non-Cumulative Preference Shares of Stg£1 each and 200,000,000 unissued Non-Cumulative Preference Shares of Yen 175 each.”

Resolution 3.	“THAT, subject to and conditional upon all of Resolutions 1 and 2 and 4 to 7 being passed, the authorised share capital of the Company be increased from €4,203,002,371 to €11,092,752,297 by the creation of 688,974,992,591 new Ordinary Shares of €0.01, each such new share having attached thereto the rights and privileges and being subject to the limitations and restrictions set out in the articles of association of the Company to be adopted pursuant to Resolution 4 below.”

Resolution 4. (Special Resolution)	“THAT, subject to and conditional upon all of Resolutions 1 to 3 and 5 to 7 being passed, the regulations contained in the document produced to the Meeting and signed by the chairman of the Meeting for identification be and are hereby approved and adopted as the articles of association of the Company in substitution for, and to the exclusion of, the existing articles of association of the Company.”

ORDINARY RESOLUTIONS OF ALLIED IRISH BANKS, p.l.c (continued)

At the Extraordinary General Meeting of Allied Irish Banks, p.l.c., held on 26 July 2011, the following Resolutions was passed as Ordinary Resolutions:

Resolution 5.	“THAT, subject to and conditional upon all of Resolutions 1 to 4 and 6 to 7 being passed, the directors of the Company be and are hereby generally and unconditionally authorised pursuant to and in accordance with section 20 of the Companies (Amendment) Act 1983 (the “1983 Act”) to exercise for the period of five years from the date of the passing of this Resolution all the powers of the Company to allot relevant securities up to the aggregate nominal amount of €6,892,692,445, for the purposes of the Placing, the Contingent Capital Notes Issue, the Bonus Share Entitlement 2011 (as such terms are defined in the Circular) and such other purposes approved by the directors of the Company, such amount being a “Section 20 Amount” (as defined in Article 10 of the new Articles of Association of the Company), save that the Company may make an offer or agreement before the expiry of this authority which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities pursuant thereto as if the authority conferred hereby had not expired.”

Mr. David Hodgkinson

(Chairman of the meeting)

Bankcentre,

Ballsbridge,

Dublin 4.

SPECIAL RESOLUTIONS OF ALLIED IRISH BANKS, p.l.c.

At the Extraordinary General Meeting of Allied Irish Banks, p.l.c., held on 26 July 2011, the following Resolutions were passed as Special Resolutions:

Resolution 4.	“THAT, subject to and conditional upon all of Resolutions 1 to 3 and 5 to 7 being passed, the regulations contained in the document produced to the Meeting and signed by the chairman of the Meeting for identification be and are hereby approved and adopted as the articles of association of the Company in substitution for, and to the exclusion of, the existing articles of association of the Company.”

Resolution 6.	“THAT, subject to and conditional upon all of Resolutions 1 to 5 and 7 being passed, the directors of the Company be and are hereby generally empowered pursuant to section 24 of the 1983 Act to allot equity securities 30 (as defined in section 23(13) of the 1983 Act) for cash pursuant to the authority conferred by the passing of Resolution 5 as if section 23(1) of the 1983 Act did not apply to any such allotment, provided that this power shall be limited to the allotment and issue of equity securities up to an aggregate nominal amount of €6,600,000,000 for the purpose of or in connection with the Placing and the Contingent Capital Notes Issue (as defined in the Circular), and provided further that this power shall expire on the close of business on 31 October 2011, unless previously renewed, varied or revoked by the Company in general meeting, save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors of the Company may allot equity securities in pursuance of any such offer or agreement as if the power conferred hereby had not expired.”

Resolution 7.	“THAT, subject to and conditional upon all of Resolutions 1 to 6 being passed, and subject to and with the confirmation of the High Court, (i) the capital redemption reserve of €3,957,595,068.24 arising from the acquisition and cancellation by the Company of all of the Deferred Shares in issue immediately following Resolution 1 being passed and becoming effective be reduced by cancelling all of that reserve and (ii) the share premium account of the Company be reduced by cancelling €2.0 billion of the share premium account of the Company, and the reserve resulting from those cancellations to be used to eliminate permanent losses and treated as profits available for distribution, as defined by section 45 of the 1983 Act.”

Mr. David Hodgkinson

(Chairman of the meeting)

Bankcentre,

Ballsbridge,

Dublin 4.